Exhibit 4.1

Freeport-McMoRan
Copper & Gold Inc.

Issuer

Senior Floating Rate Notes Due 2015
8 1/4% Senior Notes Due 2015
8 3/8% Senior Notes Due 2017

INDENTURE

Dated as of March 19, 2007

The Bank of New York
Trustee

CROSS-REFERENCE TABLE

TIA Section	Indenture Section

310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(b)	7.08; 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	11.03
(c)	11.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06
(c)	7.06; 11.02
(d)	7.06
314(a)	4.02;
4.10; 11.02
(b)	N.A.
(c)(1)	11.04
(c)(2)	11.04
(c)(3)	N.A.
(d)	N.A.
(e)	11.05
(f)	4.10
315(a)	7.01
(b)	7.05; 11.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a)(last sentence)	11.06
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	11.01

N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

TABLE OF CONTENTS

Page
Article 1

Definitions and Incorporation by Reference

SECTION	1.01.	Definitions	1
SECTION	1.02.	Other Definitions	27
SECTION	1.03.	Incorporation by Reference of Trust Indenture Act	27
SECTION	1.04.	Rules of Construction	28

Article 2

The Securities

SECTION	2.01.	Form and Dating	28
SECTION	2.02.	Execution and Authentication	29
SECTION	2.03.	Registrar, Paying Agent and Calculation Agent	29
SECTION	2.04.	Paying Agent To Hold Money in Trust	30
SECTION	2.05.	Lists of Holders of Securities	30
SECTION	2.06.	Transfer and Exchange	30
SECTION	2.07.	Replacement Securities	30
SECTION	2.08.	Outstanding Securities	31
SECTION	2.09.	Temporary Securities	31
SECTION	2.10.	Cancellation	31
SECTION	2.11.	Defaulted Interest	31
SECTION	2.12.	CUSIP Numbers, ISINs, etc	32
SECTION	2.13.	Issuance of Additional Securities	32

Article 3

Redemption

SECTION	3.01.	Notices to Trustee	33
SECTION	3.02.	Selection of Securities to Be Redeemed	33
SECTION	3.03.	Notice of Redemption	33
SECTION	3.04.	Effect of Notice of Redemption	34
SECTION	3.05.	Deposit of Redemption Price	34
SECTION	3.06.	Securities Redeemed in Part	34

i

Article 4

Covenants

SECTION	4.01.	Payment of Securities	34
SECTION	4.02.	SEC Reports	35
SECTION	4.03.	Limitation on Indebtedness	35
SECTION	4.04.	Limitation on Restricted Payments	38
SECTION	4.05.	Limitation on Sales of Assets and Subsidiary Stock	43
SECTION	4.06.	Change of Control	46
SECTION	4.07.	Limitation on Liens	48
SECTION	4.08.	Limitation on Sale/Leaseback Transactions	49
SECTION	4.09.	Future Guarantors	49
SECTION	4.10.	Compliance Certificate	49
SECTION	4.11.	Further Instruments and Acts	49
SECTION	4.12.	Covenant Suspension	49

Article 5

Successor Company

SECTION	5.01.	When Company May Merge or Transfer Assets	50

Article 6

Defaults and Remedies

SECTION	6.01.	Events of Default	52
SECTION	6.02.	Acceleration	54
SECTION	6.03.	Other Remedies	55
SECTION	6.04.	Waiver of Past Defaults	55
SECTION	6.05.	Control by Majority	55
SECTION	6.06.	Limitation on Suits	55
SECTION	6.07.	Rights of Holders to Receive Payment	56
SECTION	6.08.	Collection Suit by Trustee	56
SECTION	6.09.	Trustee May File Proofs of Claim	56
SECTION	6.10.	Undertaking for Costs	57
SECTION	6.11.	Waiver of Stay or Extension Laws	57

Article 7

Trustee

SECTION	7.01.	Duties of Trustee	57
SECTION	7.02.	Rights of Trustee	58
SECTION	7.03.	Individual Rights of Trustee	59
SECTION	7.04.	Trustee’s Disclaimer	59

SECTION	7.05.	Notice of Defaults	60
SECTION	7.06.	Reports by Trustee to Holders	60
SECTION	7.07.	Compensation and Indemnity	60
SECTION	7.08.	Replacement of Trustee	61
SECTION	7.09.	Successor Trustee by Merger	62
SECTION	7.10.	Eligibility; Disqualification	62
SECTION	7.11.	Preferential Collection of Claims Against Company	62

Article 8

Discharge of Indenture; Defeasance

SECTION	8.01.	Discharge of Liability on Securities; Defeasance	63
SECTION	8.02.	Conditions to Defeasance	64
SECTION	8.03.	Application of Trust Money	65
SECTION	8.04.	Repayment to Company	65
SECTION	8.05.	Indemnity for Government Obligations	65
SECTION	8.06.	Reinstatement	66

Article 9

Amendments

SECTION	9.01.	Without Consent of Holders	66
SECTION	9.02.	With Consent of Holders	67
SECTION	9.03.	Compliance with Trust Indenture Act	68
SECTION	9.04.	Revocation and Effect of Consents and Waivers	68
SECTION	9.05.	Notation on or Exchange of Securities	68
SECTION	9.06.	Trustee To Sign Amendments	69
SECTION	9.07.	Payment for Consent	69

Article 10

Subsidiary Guaranties

SECTION	10.01.	Guaranties	69
SECTION	10.02.	Limitation on Liability	71
SECTION	10.03.	Successors and Assigns	71
SECTION	10.04.	No Waiver	71
SECTION	10.05.	Modification	72
SECTION	10.06.	Release of Subsidiary Guarantor	72
SECTION	10.07.	Contribution	73

Article 11

Miscellaneous

SECTION	11.01.	Trust Indenture Act Controls	73

SECTION	11.02.	Notices	73
SECTION	11.03.	Communication by Holders with Other Holders	74
SECTION	11.04.	Certificate and Opinion as to Conditions Precedent	74
SECTION	11.05.	Statements Required in Certificate or Opinion	74
SECTION	11.06.	When Securities Disregarded	74
SECTION	11.07.	Rules by Trustee, Paying Agent, Registrar and Calculation
		Agent	75
SECTION	11.08.	Legal Holidays	75
SECTION	11.09.	Governing Law	75
SECTION	11.10.	No Recourse Against Others	75
SECTION	11.11.	Successors	75
SECTION	11.12.	Multiple Originals	75
SECTION	11.13.	Table of Contents; Headings	75
SECTION	11.14.	Waiver of Jury Trial	75

Appendix

Exhibit 1 –		Form of 2015 Floating Rate Security

Exhibit 2 –		Form of 2015 Fixed Rate Security

Exhibit 3 –		Form of 2017 Fixed Rate Security

     INDENTURE dated as of March 19, 2007, between FREEPORT-MCMORAN COPPER & GOLD INC., a Delaware corporation (the “Company”), and THE BANK OF NEW YORK, a New York banking corporation (the “Trustee”).

     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s Senior Floating Rate Notes due 2015, 8 1/4% Senior Notes due 2015 and 8 3/8% Senior Notes due 2017:

Article 1

Definitions and Incorporation by Reference

     SECTION 1.01. Definitions.

     “2015 Fixed Rate Securities” means the 8 1/4% Senior Notes due 2015 issued on the Issue Date and the Additional 2015 Fixed Rate Securities, if any, treated as a single class.

     “2015 Floating Rate Securities” means the Senior Floating Rate Notes due 2015 issued on the Issue Date and the Additional 2015 Floating Rate Securities, if any, treated as a single class.

     “2017 Fixed Rate Securities” means the 8 3/8% Senior Notes due 2017 issued on the Issue Date and the Additional 2017 Fixed Rate Securities, if any, treated as a single class.

     “Additional 2015 Fixed Rate Securities” means 2015 Fixed Rate Securities issued under this Indenture after the Issue Date and in compliance with Sections 2.13 and 4.03, it being understood that any 2015 Fixed Rate Securities issued in exchange for or replacement of any 2015 Fixed Rate Security issued on the Issue Date shall not be an Additional 2015 Fixed Rate Security.

     “Additional 2015 Floating Rate Securities” means 2015 Floating Rate Securities issued under this Indenture after the Issue Date and in compliance with Sections 2.13 and 4.03, it being understood that any 2015 Floating Rate Securities issued in exchange for or replacement of any 2015 Floating Rate Security issued on the Issue Date shall not be an Additional 2015 Floating Rate Security.

     “Additional 2017 Fixed Rate Securities” means 2017 Fixed Rate Securities issued under this Indenture after the Issue Date and in compliance with Sections 2.13 and 4.03, it being understood that any 2017 Fixed Rate Securities issued in exchange for or replacement of any 2017 Fixed Rate Security issued on the Issue Date shall not be an Additional 2017 Fixed Rate Security.

     “Additional Assets” means (1) any property or assets (other than Indebtedness and Capital Stock) used or to be used by the Company or a Restricted

Subsidiary in a Permitted Business; (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Permitted Business.

     “Additional Securities” means, collectively, the Additional 2015 Floating Rate Securities, the Additional 2015 Fixed Rate Securities and the Additional 2017 Fixed Rate Securities, if any.

     “Adjusted Treasury Rate” means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after April 1, 2011, in the case of the 2015 Fixed Rate Securities, April 1, 2012, in the case of the 2017 Fixed Rate Securities, or April 1, 2009, in the case of the 2015 Floating Rate Securities, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the redemption date, plus .50%.

     “Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of Section 4.05 only, “Affiliate” shall also mean any beneficial owner of Capital Stock representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

     “Applicable Premium” means with respect to a Security of a series at any redemption date, the greater of (i) 1.00% of the principal amount of such Security and (ii) the excess of (A) the present value at such redemption date of (1) in the case of the

2015 Fixed Rate Securities, the redemption price of such Securities on April 1, 2011 (such redemption price being described in the table set forth in paragraph 5 of the 2015 Fixed Rate Securities), exclusive of any accrued interest, in the case of the 2017 Fixed Rate Securities, the redemption price of such Security on April 1, 2012 (such redemption price being described in the table set forth in paragraph 5 of the 2017 Fixed Rate Securities), exclusive of any accrued interest, or, in the case of the 2015 Floating Rate Securities, the redemption price of such Securities on April 1, 2009 (such redemption price being described in the table set forth in paragraph 5 of the 2015 Floating Rate Securities), exclusive of any accrued interest, plus (2) all required remaining scheduled interest payments due on such Security through April 1, 2011, in the case of the 2015 Fixed Rate Securities, April 1, 2012, in the case of the 2017 Fixed Rate Securities, or April 1, 2009, in the case of the 2015 Floating Rate Securities (assuming that the rate of interest on the 2015 Floating Rate Securities for the period from the redemption date through April 1, 2009 will be equal to the rate of interest on the 2015 Floating Rate Securities in effect on the date on which the applicable notice of redemption is given), (but, in each case, excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such Security on such redemption date.

     “Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of

     (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

     (2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

     (3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary other than, in the case of clauses (1), (2) and (3) above, (A) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary, (B) for purposes of Section 4.05 only, a disposition that constitutes a Restricted Payment permitted by Section 4.04, (C) a disposition of assets with a fair market value of less than $300.0 million, (D) a disposition of cash or Temporary Cash Investments and (E) the creation of a Lien (but not the sale or other disposition of the property subject to such Lien).

     “Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the applicable series of Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such

Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligations.”

     “Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Preferred Stock or Indebtedness multiplied by the amount of such payment by (2) the sum of all such payments.

     “Bank Indebtedness” means any and all amounts payable under or in respect of the Credit Agreement and any Refinancing Indebtedness with respect thereto, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof. It is understood and agreed that Refinancing Indebtedness in respect of the Credit Agreement may be Incurred from time to time after termination of the Credit Agreement.

     “Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of the Board of Directors of the Company.

     “Business Day” means each day which is not a Legal Holiday.

     “Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty. For purposes of Section 4.07, a Capitalized Lease Obligation will be deemed to be secured by a Lien on the property being leased.

     “Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     “Change of Control” means the occurrence of any of the following events:

     (1) any “person” or “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company or a Subsidiary of the Company, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (for the purposes of this clause (1), such person shall be deemed to beneficially own any Voting Stock of an entity held by any other entity (the “parent entity”), if such other person is the beneficial owner (as defined in this clause (1)), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such parent entity);

     (2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

     (3) the adoption of a plan relating to the liquidation or dissolution of the Company; or

     (4) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company, and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into, or exchanged for, in addition to any other consideration, securities of the surviving Person or transferee that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person or transferee.

     “Code” means the Internal Revenue Code of 1986, as amended.

     “Commodity Price Protection Agreement” means any forward contract, commodity swap, commodity option or other similar agreement or arrangement relating to, or the value of which is dependent upon or which is designed to protect such Person against, fluctuations in commodity prices.

     “Company” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

     “Comparable Treasury Issue” means, with respect to the Securities of a series, the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities of such series from the redemption date to April 1, 2011, in the case of the 2015 Fixed Rate Securities, from the redemption date to April 1, 2012, in the case of the 2017 Fixed Rate Securities, or from the redemption date to April 1, 2009, in the case of the 2015 Floating Rate Securities, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to April 1, 2011 in the case of the 2015 Fixed Rate Securities, April 1, 2012, in the case of the 2017 Fixed Rate Securities, or April 1, 2009, in the case of the 2015 Floating Rate Securities.

     “Comparable Treasury Price” means, with respect to any redemption date, if clause (ii) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Trustee, Reference Treasury Dealer Quotations for such redemption date.

     “Consolidated Coverage Ratio” as of any date of determination means the ratio of

     (1) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are available to

     (2) Consolidated Interest Expense for such four fiscal quarters;

provided, however, that

     (A) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period,

     (B) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness,

     (C) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale),

     (D) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Person that becomes a Restricted Subsidiary or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition had occurred on the first day of such period and

     (E) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (C) or (D) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition had occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets or other Investment, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company and shall comply with the requirements of Rule 11-02 of Regulation S-X promulgated by the SEC. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness is incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation to the extent that such Indebtedness was incurred solely for working capital purposes.

     “Consolidated Interest Expense” means, for any period, the total interest expense less interest income of the Company and its Consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication,

     (1) interest expense attributable to Capitalized Lease Obligations and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction;

     (2) amortization of debt discount and debt issuance cost; (3) capitalized interest; (4) non-cash interest expense;

     (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

     (6) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary;

     (7) net payments pursuant to Interest Rate Agreements (including amortization of fees);

     (8) dividends in respect of all Disqualified Stock of the Company and all Preferred Stock of any of the Subsidiaries of the Company, to the extent held by Persons other than the Company or a Restricted Subsidiary;

     (9) interest Incurred in connection with Investments in discontinued operations; and

     (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

     “Consolidated Net Income” means, for any period, the net income of the Company and its Consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

     (1) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that

     (A) subject to the limitations contained in clause (4) below, the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to a Restricted Subsidiary, to the limitations contained in clause (3) below); and

     (B) the Company’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

     (2) any net income (or loss) of any Person acquired by the Company or a Subsidiary of the Company in a pooling of interests transaction (or any transaction accounted for in a manner similar to a pooling of interests) for any period prior to the date of such acquisition;

     (3) any net income (or loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company; provided, however, that Section 6.08(a) under the Credit Agreement as in effect on the date of this Indenture or any substantially equivalent provision shall not be deemed to be such a restriction, except that

     (A) subject to the limitations contained in clause (4) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

     (B) the Company’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

     (4) any gain (or loss) realized upon the sale or other disposition of any asset of the Company or its Consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

     (5) extraordinary, unusual or non-recurring gains or losses;

     (6) the cumulative effect of a change in accounting principles;

     (7) any non-cash gain or loss attributable to any Commodity Price Protection Agreement until such time as it is settled, at which time the net gain or loss shall be included;

     (8) accruals and reserves that are established within twelve months after the Issue Date and that are so required to be established as a result of the Transactions in accordance with GAAP;

     (9) any increase in amortization, depletion or depreciation, increase in cost of goods sold attributable to metal inventories or any one-time non-cash charges resulting from purchase accounting in connection with the Transactions or any acquisition that is consummated after the Issue Date;

     (10) any non-cash impairment charges resulting from the application of Statement of Financial Accounting Standards No. 142 and No. 144 and any amortization of intangibles pursuant to Statement of Financial Accounting Standards No. 141;

     (11) any net after-tax income or loss from discontinued operations and any net after-tax gain or loss on disposal of discontinued operations;

     (12) any non-cash compensation expense realized from grants of stock appreciation or similar rights, stock options, restricted stock, restricted stock units or other rights to officers, directors and employees of such Person or any of its Restricted Subsidiaries; and

     (13) any premiums, fees and expenses (and any amortization thereof) paid in connection with the Transactions,

in each case, for such period. Notwithstanding the foregoing, for the purpose of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such Section pursuant to Section 4.04(a)(4)(C)(iv) .

     “Consolidation” means the consolidation of the accounts of each of the Restricted Subsidiaries, with those of the Company in accordance with GAAP consistently applied; provided, however, that “Consolidation” will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in an Unrestricted Subsidiary will be accounted for as an investment. The term “Consolidated” has a correlative meaning.

     “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

     “Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, Floor 8 West, New York, NY 10286, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

     “Credit Agreement” means collectively (i) the amended and restated credit agreement dated as of the Issue Date, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), refinanced, restructured or otherwise modified from time to time, among the Company, PT Freeport Indonesia, the lenders party thereto, the issuing banks party thereto, JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and security agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as syndication agent, and (ii) the credit agreement dated as of the Issue Date, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), refinanced, restructured or otherwise modified from time to time, among the Company, the lenders party thereto, the issuing banks party thereto, JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and security agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as syndication agent (in each case, except to the extent that any such amendment, restatement, supplement, waiver, replacement, refinancing, restructuring or other modification thereto would be prohibited by the terms of this Indenture, unless otherwise agreed to by the Holders of at least a majority in aggregate principal amount of Securities of each series at the time outstanding).

     “Credit Facilities” means (1) one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other lenders providing for revolving credit loans, term loans, receivables financing or letters of credit, and (2) any notes, bonds or other instruments issued and sold in a public offering, Rule 144A, or other private transaction (together with any related indentures, note purchase agreements or similar agreements), in each case as to clause (1) and (2), as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     “Currency Agreement” means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary.

     “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

     “Disqualified Capital Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event:

     (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

     (2) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary; provided, however, that any such conversion or exchange shall be deemed an Incurrence of Indebtedness or Disqualified Stock, as applicable); or

     (3) is redeemable at the option of the holder thereof, in whole or in part,

in case of each of clauses (1), (2) and (3), on or prior to the first anniversary of the Stated Maturity of the Securities of a series; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the first anniversary of the Stated Maturity of the Securities of such series shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Securities in Sections 4.05 and 4.06 of this Indenture.

     “Determination Date,” with respect to an Interest Period, will be the second London Banking Day preceding the first day of the Interest Period.

     “EBITDA” for any period means the Consolidated Net Income for such period, plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income:

     (1) provision for taxes based on income, profits or capital of the Company and its Consolidated Restricted Subsidiaries;

     (2) Consolidated Interest Expense;

     (3) depreciation expense of the Company and its Consolidated Restricted Subsidiaries;

     (4) amortization expense of the Company and its Consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period);

     (5) minority interest expense consisting of subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned

Subsidiary, except to the extent of dividends declared or paid on such equity interests held by third parties;

     (6) any reasonable expenses or charges related to any Equity Offering, investment, acquisition, recapitalization or Indebtedness permitted to be incurred under the Indenture or in connection with the Transactions; and

     (7) all other noncash charges of the Company and its Consolidated Restricted Subsidiaries (excluding any such noncash charge to the extent it represents an accrual of or reserve for cash expenditures in any future period) less all noncash items of income (other than accrual of revenue in the ordinary course of business) of the Company and its Restricted Subsidiaries in each case, for such period, in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

     “Equity Offering” means a primary offering of Capital Stock other than (i) Disqualified Stock, (ii) Preferred Stock or (iii) public offerings with respect to the Company’s common stock registered on Form S-8.

     “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

     “Existing Freeport Notes” means the 10 % Senior Notes due 2010 issued by the Company under the Indenture dated as of January 29, 2003, between the Company and The Bank of New York, as trustee; the 7% Convertible Senior Notes due 2011 issued by the Company under the Indenture dated as of February 11, 2003, between the Company and The Bank of New York, as trustee; and the 6 % Senior Notes due 2014 issued by the Company under the Indenture dated as of February 3, 2004, between the Company and The Bank of New York, as trustee.

     “Existing Phelps Dodge Notes” means the 7.375% Notes due 2007, the 8.75% Notes due 2011, the 9.50% Notes due 2031, the 6.125% Notes due 2034 and the 7.125% Debentures due 2027, in each case, issued by Phelps Dodge Corporation under the Indenture dated September 27, 1997, between Phelps Dodge Corporation and First Union National Bank, as trustee.

     “Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash,

between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a resolution of such Board of Directors; provided, however, that for purposes of Section 4.04 (a)(4)(C), if the Fair Market Value of the property or assets in question is so determined to be in excess of $300.0 million, such determination must be confirmed by an Independent Qualified Party.

     “GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in

     (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

     (2) statements and pronouncements of the Financial Accounting Standards Board;

     (3) such other statements by such other entity as approved by a significant segment of the accounting profession; and

     (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

     All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

     “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person

     (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

     (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.

     “Guarantee Agreement” means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Company’s obligations with respect to a series of the Securities on the terms provided for in this Indenture.

     “Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Price Protection Agreement entered into in the ordinary course of business and not for speculation.

     “Holder” or “Securityholder” means the Person in whose name a Security is registered on the Registrar’s books.

     “Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with Section 4.03:

     (1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

     (2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms; and

     (3) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or the making of a mandatory offer to purchase such Indebtedness,

will not be deemed to be the Incurrence of Indebtedness.

     “Indebtedness” means, with respect to any Person on any date of determination, without duplication:

     (1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

     (2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

     (3) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto);

     (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

     (5) all Capitalized Lease Obligations and all Attributable Debt of such Person;

     (6) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

     (7) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of:

     (A) the Fair Market Value of such asset at such date of determination and

     (B) the amount of such Indebtedness of such other Persons;

     (8) Hedging Obligations of such Person; and

     (9) all obligations of the type referred to in clauses (1) through (8) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee.

     The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

     “Indenture” means this Indenture as amended or supplemented from time to time.

     “Independent Qualified Party” means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Company.

     “Interest Period” means the period commencing on and including an interest payment date and ending on and including the day immediately preceding the next succeeding interest payment date, with the exception that the first Interest Period shall commence on and include the Issue Date and end on and include September 30, 2007.

     “Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement,

interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is party or of which it is a beneficiary.

     “Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person at such time. Except as otherwise provided for herein, the amount of an Investment shall be its fair market value at the time the Investment is made and without giving effect to subsequent changes in value.

     For purposes of the definition of “Unrestricted Subsidiary” and Section 4.04:

     (1) “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

     (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

     “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

     “Issue Date” means March 19, 2007.

     “Legal Holiday” means a Saturday, Sunday or other day on which banking institutions are not required by law or regulation to be open in the State of New York.

     “LIBOR,” with respect to an Interest Period, will be the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a six-month period beginning on the second London Banking Day after the Determination Date that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the Determination Date. If Telerate Page 3750 does not include such a rate or is unavailable on a Determination Date, the

Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent (in consultation with the Company), to provide such bank’s offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in U.S. dollars for a six-month period beginning on the second London Banking Day after the Determination Date. If at least two such offered quotations are so provided, LIBOR for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent (in consultation with the Company), to provide such bank’s rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in U.S. dollars to leading European banks for a six-month period beginning on the second London Banking Day after the Determination Date. If at least two such rates are so provided, LIBOR for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then LIBOR for the Interest Period will be LIBOR in effect with respect to the immediately preceding Interest Period.

     “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

     “London Banking Day” is any day in which dealings in U.S. dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

     “Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

     “Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of:

     (1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition or any distribution of the proceeds thereof by a Restricted Subsidiary to the Company or another Restricted Subsidiary;

     (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

     (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

     (4) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

     “Net Cash Proceeds” means, with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     “Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company.

     “Officers’ Certificate” means a certificate signed by two Officers.

     “Opinion of Counsel” means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company or the Trustee.

     “Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash between the Company or any of its Restricted Subsidiaries and another Person; provided, that any cash received must be applied in accordance with Section 4.05.

     “Permitted Business” means any business engaged in by the Company or any Restricted Subsidiary on the Issue Date and any Related Business.

     “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     “Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

     “principal” of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

     “Principal Property” means any mineral property, concentrator, smelter, refinery, rod mill or, to the extent no Suspension Period is in effect, any other asset or property, in each case, located within the United States of America or its territories or possessions, and owned by the Company or any Restricted Subsidiary except any such assets or properties which the Board of Directors by resolution declares is not of material importance to the business of the Company and its Restricted Subsidiaries, taken as a whole.

     “Prospectus” means the prospectus supplement dated as of March 14, 2007 relating to the offering of the Securities on the Issue Date.

     “Purchase Money Indebtedness” means Indebtedness:

     (1) consisting of the deferred purchase price of an asset, conditional sale obligations, obligations under any title retention agreement and other purchase money obligations, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and

     (2) Incurred to finance the construction, exploration, development, acquisition or lease of, or repairs, improvement or addition to, any asset by the Company or a Restricted Subsidiary of such asset, including the Capital Stock of a Person that becomes a Restricted Subsidiary;

provided, however, that such Indebtedness is incurred within 180 days after the acquisition by the Company or such Restricted Subsidiary of such asset.

     “Qualified Interest Rate Agreement” means an Interest Rate Agreement with a bank or other financial institution organized under the laws of the United States or any state thereof the long-term U.S. dollar-denominated debt obligations of which are rated at least AA by S&P and Aa2 by Moody’s.

     “Quotation Agent” means the Reference Treasury Dealer selected by the Trustee after consultation with the Company.

     “Rating Agencies” means Moody’s and S&P or if S&P or Moody’s or both shall not make a rating on the Securities of a series publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for S&P or Moody’s or both, as the case may be, with respect to such series of Securities.

     “Reference Treasury Dealer” means J.P. Morgan Securities Inc. and its successors and assigns, Merrill Lynch, Pierce, Fenner & Smith Incorporated and its

successors and assigns and one other nationally recognized investment banking firm selected by the Company that are primary U.S. Government securities dealers.

     “Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such redemption date.

     “Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, purchase, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

     “Refinancing Indebtedness” means Indebtedness that is Incurred to Refinance (including pursuant to any defeasance or discharge mechanism) any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture (including Indebtedness of the Company that Refinances Refinancing Indebtedness); provided, however, that:

     (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

     (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

     (3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding, or, if greater, the committed amount of the Indebtedness being Refinanced, plus an amount necessary to pay any fees and expenses, including premiums, related to such Refinancing; and

     (4) if the Indebtedness being Refinanced is subordinated in right of payment to the Securities of a series, such Refinancing Indebtedness is subordinated in right of payment to the Securities of such series on substantially the same terms, taken as a whole, as the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include(A) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

     “Related Business” means any business related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Issue Date.

     “Related Business Asset” means assets (other than cash) used or useful in a Related Business, provided that any assets received by the Company or a Restricted Subsidiary in exchange for assets transferred by the Company or a Restricted Subsidiary shall not be deemed to be Related Business Assets if the assets consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

     “Representative Amount” means a principal amount of not less than U.S.$1,000,000 for a single transaction in the relevant market at the relevant time.

     “Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

     “S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. or any successor to the rating agency business thereof.

     “Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries. The term Sale/Leaseback Transaction shall not include arrangements with governmental bodies entered into for the purpose of financing the purchase price or the cost of constructing or improving the property subject thereto.

     “SEC” means the U.S. Securities and Exchange Commission.

     “Secured Indebtedness” means any Indebtedness of the Company secured by a Lien.

     “Securities” means the 2015 Fixed Rate Securities, the 2015 Floating Rate Securities and the 2017 Fixed Rate Securities.

     “Securities Act” means the U.S. Securities Act of 1933, as amended.

     “Senior Indebtedness” of any Person means the principal of, premium (if any) and accrued and unpaid interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of such Person, regardless of whether or not a claim for post-filing interest is allowed in such proceedings), and fees and other amounts owing in respect of, Bank Indebtedness and all other Indebtedness of such Person whether outstanding on the Issue Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are subordinated in right of payment to the Securities of a series or the Subsidiary Guarantee with respect to a series of Securities of such Person; provided, however, that Senior Indebtedness of such Person shall not include:

     (1) any obligation of such Person to the Company or any Subsidiary of the Company;

     (2) any liability for Federal, state, local or other taxes owed or owing by such Person;

     (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

     (4) any Indebtedness or obligation of such Person (and any accrued and unpaid interest in respect thereof) that by its terms is subordinate or junior in any respect to any other Indebtedness or obligation of such Person, including any Subordinated Obligations of such Person;

     (5) any obligations with respect to any Capital Stock; or

     (6) any Indebtedness Incurred in violation of this Indenture.

     “Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     “Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

     “Subordinated Obligation” means any Indebtedness of a Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities of a series or a Subsidiary Guarantor of such Person, as the case may be, pursuant to a written agreement.

     “Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or Controlled, directly or indirectly, by:

     (1) such Person;

     (2) such Person and one or more Subsidiaries of such Person; or

     (3) one or more Subsidiaries of such Person.

     “Subsidiary Guarantee” means each Guarantee of the obligations with respect to the notes issued by a Subsidiary of the Company pursuant to the terms of the Indenture.

     “Subsidiary Guarantor” means any Subsidiary that has issued a Subsidiary Guarantee.

     “Telerate Page 3750” means the display designated as “Page 3750” on the Moneyline Telerate service (or such other page as may replace Page 3750 on that service).

     “Temporary Cash Investments” means any of the following:

     (1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

     (2) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act);

     (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

     (4) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P;

     (5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or “A” by Moody’s;

     (6) investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (5) above; and

     (7) instruments equivalent to those referred to in clauses (1) through (6) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction.

     “TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of this Indenture.

     “Total Assets” means the total assets of the Company and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of the Company.

     “Trade Payables” means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

     “Transactions” means the transactions described under the heading “Prospectus Supplement Summary – The transactions” in the Prospectus.

     “Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

     “Trust Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

     “Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

     “Unrestricted Subsidiary” means:

     (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

     (2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (B) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 4.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Indebtedness under Section 4.03(a) and (B) no Default shall have occurred and be continuing. Any such designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

     “U.S. Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency, as published in The Wall Street Journal in the “Exchange Rate” column under the heading “Currency Trading” on the date two Business Days prior to such determination.

     Except as described in Section 4.03, whenever it is necessary to determine whether the Company has complied with any covenant in this Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

     “U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

     “Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

     “Wholly Owned Subsidiary” means a Restricted Subsidiary, all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

     SECTION 1.02. Other Definitions.

Defined in
Term	Section

“Bankruptcy Law”	6.01
“Calculation Agent”	2.03(a)
“Change of Control Offer”	4.06(b)
“covenant defeasance option”	8.01(b)
“Custodian”	6.01
“defeasance trust”	8.02(1)
“Event of Default”	6.01
“Guaranteed Obligations”	10.01
“legal defeasance option”	8.01(b)
“Offer”	4.05(b)
“Offer Amount”	4.05(c)(2)
“Offer Period”	4.05(c)(2)
“Paying Agent”	2.03
“Purchase Date”	4.05(c)(1)
“Registrar”	2.03
“Restricted Payment”	4.04(a)(4)
“Reversion Date”	4.12
“Successor Company”	5.01(a)(1)
“Suspended Covenants”	4.12
“Suspension Date”	4.12
“Suspension Period”	4.12

     SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

     “Commission” means the SEC;

     “indenture securities” means the Securities and the Subsidiary Guaranties;

     “indenture security holder” means a Securityholder;

     “indenture to be qualified” means this Indenture; “indenture trustee” or

     “institutional trustee” means the Trustee; and

     “obligor” on the indenture securities means the Company, each Subsidiary Guarantor and any other obligor on the indenture securities.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

     SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

     (1) a term has the meaning assigned to it;

     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (3) “or” is not exclusive;

     (4) “including” means including without limitation;

     (5) words in the singular include the plural and words in the plural include the singular;

     (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

     (7) secured Indebtedness shall not be deemed to be subordinate or junior to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral;

     (8) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

     (9) the principal amount of any Preferred Stock shall be (A) the maximum liquidation value of such Preferred Stock or (B) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

     (10) all references to the date the Securities were originally issued shall refer to the Issue Date.

Article 2

The Securities

     SECTION 2.01. Form and Dating. Provisions relating to the Securities are set forth in the Appendix attached hereto (the “Appendix”) which is hereby incorporated in, and expressly made part of, this Indenture. The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix, in the case of the 2015 Floating Rate Securities, Exhibit 2 to the Appendix, in

the case of the 2015 Fixed Rate Securities, and Exhibit 3 to the Appendix, in the case of the 2017 Fixed Rate Securities, which are hereby incorporated in, and expressly made a part of, this Indenture. The Securities of each series may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in the Appendix, including Exhibit 1, Exhibit 2 and Exhibit 3, are part of the terms of this Indenture.

     SECTION 2.02. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature.

     If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

     A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

     The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

     SECTION 2.03. Registrar, Paying Agent and Calculation Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”). In addition, there shall be a Calculation Agent for purposes of the 2015 Floating Rate Securities (the “Calculation Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.

     The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Calculation Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Calculation Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Wholly Owned Subsidiary incorporated or organized within The United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent.

     The Company initially appoints the Trustee as Registrar, Paying Agent and Calculation Agent in connection with the Securities of each series.

     SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to each due date of the principal of and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders of Securities of a series or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities of such series and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

     SECTION 2.05. Lists of Holders of Securities. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Securities of each series. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date with respect to a series of Securities and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of Securities of such series.

     SECTION 2.06. Transfer and Exchange. The Securities of each series shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(1) of the Uniform Commercial Code are met. When Securities of a series are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities such series of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.

     SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

     Every replacement Security is an additional Obligation of the Company.

     SECTION 2.08. Outstanding Securities. Securities of a series outstanding at any time are all Securities of such series authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

     If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).

     If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) of a series to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

     SECTION 2.09. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

     SECTION 2.10. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and dispose of (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such disposal to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

     SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Securities of a series, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) on such series in any lawful manner. The Company may pay the defaulted interest on such series to the persons who are Holders of Securities of such series on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Holder of Securities of such series a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

     SECTION 2.12. CUSIP Numbers, ISINs, etc. The Company in issuing the Securities may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall advise the Trustee in writing of any change in any “CUSIP” numbers, ISINs or “Common Code” numbers applicable to the Securities.

     SECTION 2.13. Issuance of Additional Securities. After the Issue Date, the Company shall be entitled, subject to its compliance with Section 4.03, to issue Additional Securities of any series under this Indenture, which Securities shall have identical terms as the Securities of the same series issued on the Issue Date, other than with respect to the date of issuance and issue price. All 2015 Floating Rate Securities issued under this Indenture (including any Additional 2015 Floating Rate Securities) shall be treated as a single class for all purposes of this Indenture, including waivers, amendments, redemptions and offers to purchase; all 2015 Fixed Rate Securities issued under this Indenture (including any Additional 2015 Fixed Rate Securities) shall be treated as a single class for all purposes of this Indenture, including waivers, amendments, redemptions and offers to purchase; and all 2017 Fixed Rate Securities issued under this Indenture (including any Additional 2017 Fixed Rate Securities) shall be treated as a single class for all purposes of this Indenture, including waivers, amendments, redemptions and offers to purchase.

     The 2015 Floating Rate Securities, the 2015 Fixed Rate Securities and the 2017 Fixed Rate Securities each shall be treated as a separate class for all purposes of this Indenture, including in respect of waivers, amendments, redemptions, offers to purchase and the application of, and determination of compliance with, the covenants contained in Article 4 hereof.

     With respect to any Additional Securities of a series, the Company shall set forth in a resolution of the Board of Directors and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:

     (1) the series and the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture and the provision of Section 4.03 that the Company is relying on to issue such Additional Securities; and

     (2) the issue price, the issue date and the CUSIP number and ISIN, if any, of such Additional Securities; provided, however, that no Additional Securities may be issued at a price that would cause such Additional Securities to have “original issue discount” within the meaning of Section 1273 of the Code.

Article 3

Redemption

     SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities of any series pursuant to paragraph 5 of the Securities of such series, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the provision of paragraph 5 of such series of Securities pursuant to which the redemption will occur.

     The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

     SECTION 3.02. Selection of Securities to Be Redeemed. If fewer than all the Securities of any series are to be redeemed, the Trustee shall select the Securities of such series to be redeemed on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Security of $2,000 in original principal amount or less will be redeemed in part. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

     SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities of a series, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities of such series to be redeemed at such Holder’s registered address.

     The notice shall identify the Securities of such series to be redeemed and shall state:

     (1) the redemption date;

     (2) the redemption price;

     (3) the name and address of the Paying Agent;

     (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

     (5) if fewer than all the outstanding Securities of such series are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

     (6) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

     (7) the “CUSIP” number, ISIN or “Common Code” number, if any, printed on the Securities being redeemed; and

     (8) that no representation is made as to the correctness or accuracy of the “CUSIP” number, ISIN, or “Common Code” number, if any, listed in such notice or printed on the Securities.

     At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section.

     SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities of a series called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), and such Securities shall be canceled by the Trustee. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

     SECTION 3.05. Deposit of Redemption Price. Prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities of a series or portions thereof to be redeemed on that date other than Securities of such series or portions of Securities of such series called for redemption which have been delivered by the Company to the Trustee for cancellation.

     SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security of a series that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Security of such series equal in principal amount to the unredeemed portion of the Security surrendered.

Article 4

Covenants

     SECTION 4.01. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

     The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

     SECTION 4.02. SEC Reports. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC (subject to the following sentence) and provide the Trustee and Securityholders with such annual and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such reports to be so filed and provided at the times specified for the filings of such reports under such Sections and containing all the information, audit reports and exhibits required for such reports.

     If, at any time, the Company is not subject to the periodic reporting requirements of the Exchange Act for any reason, the Company shall nevertheless continue filing the reports specified in the preceding sentence with the SEC within the time periods required unless the SEC will not accept such a filing. The Company agrees that it will not take any action for the purpose of causing the SEC not to accept such filings. If, notwithstanding the foregoing, the SEC will not accept such filings for any reason, the Company will post the reports specified in the preceding sentence on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

     Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

     SECTION 4.03. Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company or any Restricted Subsidiary that is a Subsidiary Guarantor shall be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, the Consolidated Coverage Ratio exceeds 2 to 1.

     (b) Notwithstanding the foregoing paragraph (a), the Company and the Restricted Subsidiaries shall be entitled to Incur any or all of the following Indebtedness:

     (1) Indebtedness Incurred pursuant to the Credit Facilities in an aggregate principal amount not to exceed $11,500 million less, without duplication, the aggregate amount of letters of credit issued to support Indebtedness Incurred and outstanding under Section 4.03(b)(9);

     (2) Indebtedness of the Company owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the

Company or any Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof, (B) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities and (C) if a Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness, is expressly subordinated to the prior payment in full in cash of all obligations of such Subsidiary Guarantor with respect to its Subsidiary Guarantees;

     (3) Indebtedness (A) represented by the Securities (not including any Additional Securities) and any Subsidiary Guarantees, (B) outstanding on the Issue Date (other than the Indebtedness described in clauses (1) and (2) of this Section 4.03(b)), (C) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (3) (including Indebtedness that is Refinancing Indebtedness) or Section 4.03(a) and (D) consisting of Guarantees of any Indebtedness permitted under clauses (1) and (2) of this Section 4.03(b);

     (4) Indebtedness (A) in respect of performance bonds, bankers’ acceptances, letters of credit and surety or appeal bonds provided by the Company and the Restricted Subsidiaries in the ordinary course of their business, and (B) under Interest Rate Agreements, Currency Agreements and Commodity Price Protection Agreements entered into for bona fide hedging purposes (not for speculation) of the Company in the ordinary course of business; provided, however, that such Interest Rate Agreements do not increase the Indebtedness of the Company outstanding at any time other than as a result of fluctuations in interest rates or by reason of fees, indemnities and compensation payable thereunder;

     (5) Purchase Money Indebtedness and Capitalized Lease Obligations in an aggregate principal amount not in excess of the greater of $1,000.0 million and 2.5% of the Total Assets at any time outstanding;

     (6) Indebtedness (other than Indebtedness permitted to be Incurred pursuant to Section 4.03(a) or any other clause of this Section 4.03(b)) in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause (6) and then outstanding, will not exceed $1,000 million;

     (7) with respect to any Restricted Subsidiary that is not a Subsidiary Guarantor, Indebtedness in an aggregate principal amount that together with all other Indebtedness incurred pursuant to this clause (7) and then outstanding, will not exceed the greater of $2,500 million and 6% of Total Assets;

     (8) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that (A) such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (A)) and (B) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the Fair Market Value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and any Restricted Subsidiaries in connection with such disposition;

     (9) Indebtedness of the Company or any Restricted Subsidiary of the Company supported by a letter of credit issued pursuant to the Credit Facilities in a principal amount not in excess of the stated amount of such letter of credit;

     (10) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two Business Days of its Incurrence; and

     (11) Indebtedness in respect of letters of credit provided by the Company or any Restricted Subsidiary in connection with environmental assurances and reclamation in an aggregate principal amount that, when added to all other Indebtedness Incurred pursuant to this clause (11) and then outstanding, will not exceed $700.0 million.

     (c) Notwithstanding the foregoing, neither the Company nor any Subsidiary Guarantor shall Incur any Indebtedness pursuant to Section 4.03(b) if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations of the Company or a Subsidiary Guarantor unless such Indebtedness shall be subordinated to the Securities or to the applicable Subsidiary Guarantee of such Subsidiary Guarantor on substantially the same terms, taken as a whole, as such Subordinated Obligations.

     (d) For purposes of determining compliance with this Section 4.03, (1) any Indebtedness Incurred pursuant to the Credit Agreement prior to or on the Issue Date shall be treated as Incurred pursuant to Section 4.03(b)(1), (2) Indebtedness permitted by this Section 4.03 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.03 permitting such Indebtedness; and (3) in the event that Indebtedness meets the criteria of more than one of the types of

Indebtedness described in this Section 4.03, the Company, in its sole discretion, shall classify and may later reclassify such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses; provided that all Indebtedness outstanding under the Credit Agreement on the Issue Date will be treated as Incurred as of the Issue Date under Section 4.03(b)(1) and such amounts may not later be reclassified.

     (e) For purposes of determining compliance with any U.S. dollar denominated restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness shall be the U.S. Dollar Equivalent determined on the date of the Incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars shall be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced shall be the U.S. Dollar Equivalent of the Indebtedness Refinanced, except to the extent that (1) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness shall be determined in accordance with the preceding sentence, and (2) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent of such excess shall be determined on the date such Refinancing Indebtedness is Incurred.

     SECTION 4.04. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to:

     (1) declare or pay any dividend, make any distribution on or in respect of its Capital Stock or make any similar payment (including any payment in connection with any merger or consolidation involving the Company or any Subsidiary of the Company) to the direct or indirect holders of its Capital Stock, except (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock or Preferred Stock) and (y) dividends or distributions payable to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary has shareholders other than the Company or other Restricted Subsidiaries, to its other shareholders on a pro rata basis);

     (2) purchase, repurchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than a Restricted Subsidiary or any Capital Stock of any Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary);

     (3) purchase, repurchase, redeem, retire, defease or otherwise acquire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations of the Company or any Subsidiary Guarantor (other than (a) from the Company or a Restricted Subsidiary or (b) the purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition); or

     (4) make any Investment in an Unrestricted Subsidiary (any such dividend, distribution, payment, purchase, redemption, repurchase, defeasance, retirement, or other acquisition or investment being herein referred to as a “Restricted Payment”) if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

     (A) a Default shall have occurred and be continuing (or would result therefrom);

     (B) the Company could not Incur at least $1.00 of additional Indebtedness under Section 4.03(a); or

     (C) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a resolution of the Board of Directors) declared or made subsequent to the Issue Date would exceed the sum, without duplication, of:

     (i) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter ending March 31, 2007 to the end of the most recent fiscal quarter for which financial statements are available prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

     (ii) the aggregate Net Cash Proceeds and the Fair Market Value of property or assets received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to (x) a Subsidiary of the Company or (y) an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries) and 100% of any cash capital contribution received by the Company from its shareholders subsequent to the Issue Date; plus

     (iii) the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company or its Restricted Subsidiaries which is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the Fair Market Value of other property, distributed by the

Company or any Restricted Subsidiary upon such conversion or exchange); plus

     (iv) the amount equal to the net reduction in Investments in Unrestricted Subsidiaries subsequent to the Issue Date resulting from (x) payments of dividends, repayments of the principal of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries or (y) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investment”) not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments; and

     (v) the aggregate Net Cash Proceeds and the Fair Market Value of property or assets received by the Company from the sale (other than to the Company or an Affiliate of the Company (including any Restricted Subsidiary)) of the Capital Stock of any Unrestricted Subsidiary.

     (b) The provisions of Section 4.04(a) shall not prohibit:

     (1) any purchase, repurchase, redemption, retirement or other acquisition for value of Capital Stock or Subordinated Obligations of the Company or a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale or incurrence of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries); provided, however, that:

     (A) such purchase, repurchase, redemption, retirement or other acquisition for value shall be excluded in the calculation of the amount of Restricted Payments; and

     (B) the Net Cash Proceeds from such sale applied in the manner set forth in this clause (1) shall be excluded from the calculation of amounts under Section 4.04(a)(4)(C)(ii);

     (2) any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations of the Company or a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale or incurrence of, Indebtedness of such Person that is permitted to be Incurred pursuant to Section 4.03(b); provided, however, that such prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value shall be excluded in the calculation of the amount of Restricted Payments;

     (3) any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations from Net Available Cash to the extent permitted by Section 4.05; provided, however, that such prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value shall be excluded in the calculation of the amount of Restricted Payments;

     (4) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividends would have complied with this Section 4.04; provided, however, that such dividends shall be included in the calculation of the amount of Restricted Payments, except to the extent otherwise provided in Section 4.04(b)(5);

     (5) dividends on the Company’s common stock at a rate not to exceed $1.25 per share per annum (such amount to be appropriately adjusted to reflect any stock split, reverse stock split, stock dividend or similar transaction occurring after the Issue Date so that the aggregate amount of dividends permitted after such transaction is the same as the amount permitted immediately prior to such transaction); provided that at the time of declaration thereof, the Company could Incur at least $1.00 of additional Indebtedness under Section 4.03(a); and provided, further, that (A) such dividends on shares of the Company’s common stock (as adjusted as described above) outstanding on the Issue Date or issued upon conversion of or in exchange for shares of the Company’s 5½% Convertible Perpetual Preferred Stock outstanding on the Issue Date will be excluded in the calculation of the amount of Restricted Payments; and (B) such dividends on shares of the Company’s common stock (as adjusted as described above) issued after the Issue Date shall be included in the calculation of the amount of Restricted Payments;

     (6) any purchase, repurchase, redemption, retirement or other acquisition for value of shares of, or options to purchase shares of, common stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of such purchases, repurchases, redemptions, retirements and other acquisitions for value will not exceed $50.0 million in any calendar year; provided further, however, that such purchases, repurchases, redemptions, retirements and other acquisitions for value shall be excluded in the calculation of the amount of Restricted Payments;

     (7) the declaration and payments of dividends on shares of the Company’s 5½% Convertible Perpetual Preferred Stock outstanding on the Issue Date and on Disqualified Stock issued pursuant to Section 4.03; provided, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments;

     (8) repurchases of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

     (9) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of this Section 4.04 (as determined in good faith by the Board of Directors); provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

     (10) in the event of a Change of Control, and if no Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or any Subsidiary Guarantor, in each case, at a purchase price not greater than 101% of the principal amount of such Subordinated Obligations, plus any accrued and unpaid interest thereon; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company (or a third party to the extent permitted by this Indenture) has made a Change of Control Offer with respect to the Securities of each series as a result of such Change of Control and has repurchased all Securities of each series validly tendered and not withdrawn in connection with such Change of Control Offers; provided further, however, that such payments, purchases, redemptions, defeasances or other acquisitions or retirements shall be included in the calculation of the amount of Restricted Payments;

     (11) any Restricted Payment made to fund the Transactions on the terms described in the Prospectus, including, without limitation, the payment of any amounts in respect of appraisal rights, and the fees and expenses related thereto; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments; or

     (12) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (12) not to exceed $1,000 million; provided that at the time of any such Restricted Payment that, together with all other Restricted Payments made pursuant to this clause (12), would exceed $200.0 million, the Company could Incur at least $1.00 of additional Indebtedness under Section 4.03(a); provided further that such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments.

     SECTION 4.05. Limitation on Sales of Assets and Subsidiary Stock. (a) The Company shall not, and shall not permit any Restricted Subsidiary to make any Asset Disposition unless (1) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the Fair Market Value, of the shares and assets subject to such Asset Disposition; (2) except in the case of a Permitted Asset Swap or the sale or other disposition for noncash consideration of any of the capital stock of PT Indocopper Investama (provided that, at the time of such sale, PT Indocopper Investama does not own any assets other than 9.36% of the Capital Stock of PT Freeport Indonesia) or up to 9.36% of the Capital Stock of PT Freeport Indonesia, at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash; and (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (A) first, to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, purchase, repurchase, redeem, retire, defease or otherwise acquire for value amounts payable under or in respect of the Credit Agreement, the Existing Freeport Notes or Indebtedness (other than obligations in respect of Preferred Stock) of a Restricted Subsidiary that is not a Subsidiary Guarantor (in each case other than Indebtedness owed to the Company or an Affiliate of the Company and other than obligations in respect of Disqualified Stock) within 180 days after the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent the Company elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) within 365 days from the later of such Asset Disposition or the receipt of such Net Available Cash; (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an Offer to purchase Securities of such series pursuant to and subject to the conditions set forth in Section 4.05(b); provided, however, that if the Company elects (or is required by the terms of any other Senior Indebtedness), such Offer may be made ratably to purchase such Securities and other Senior Indebtedness (including the Securities of the other series) of the Company; and (D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), for any general corporate purpose permitted by the terms of this Indenture; provided, however, that in connection with any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness pursuant to clause (A), (C) or (D) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid, purchased, repurchased, redeemed, retired, defeased or otherwise acquired for value. Notwithstanding the foregoing provisions of this Section 4.05, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 4.05(a) except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this Section 4.05(a) exceeds $300.0 million. Pending application of Net

Available Cash pursuant to this Section 4.05(a), such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit indebtedness.

     For the purposes of this Section 4.05(a), the following are deemed to be cash: (i) the assumption of Indebtedness of the Company (other than obligations in respect of Disqualified Stock of the Company) or any Restricted Subsidiary (other than Obligations in respect of Disqualified Stock or Preferred Stock of a Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition and (ii) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

     (b) In the event of an Asset Disposition that requires the purchase of a series of Securities (and other Senior Indebtedness of the Company) pursuant to Section 4.05(a)(3)(C), the Company shall (i) purchase Securities of such series tendered pursuant to an offer by the Company for such Securities (the “Offer”) at a purchase price of 100% of their principal amount plus accrued but unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 4.05(c) and (ii) to purchase other Senior Indebtedness of the Company (including Securities of the other series) on the terms and to the extent contemplated thereby (provided that in no event shall the Company offer to purchase such other Senior Indebtedness of the Company at a purchase price in excess of 100% of its principal amount (without premium), plus accrued and unpaid interest thereon. If the aggregate purchase price of Securities tendered exceeds the Net Available Cash allotted to their purchase, the Company shall select the Securities to be purchased on a pro rata basis but in round denominations, which in the case of the Securities will be denominations of $2,000 principal amount or integral multiples of $1,000 in excess thereof. If the aggregate purchase price of Securities of such series and other Senior Indebtedness (including Securities of the other series) tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Securities (and other Senior Indebtedness), the Company will apply the remaining Net Available Cash in accordance with Section 4.05(a)(3)(D) . The Company shall not be required to make an Offer to purchase Securities of such series (and other Senior Indebtedness) pursuant to this Section 4.05 if the Net Available Cash available therefor (after application of the proceeds as provided in Section 4.05(a)(3)(A) and (B)) is less than $150.0 million for any particular Asset Disposition (which lesser amount shall be carried forward for purposes of determining whether such an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of such an Offer, Net Available Cash shall be deemed to be reduced by the aggregate amount of such Offer.

     (c) (1) Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer with respect to a series of Securities, the Company shall deliver to the Trustee and send, by first-class mail to each Holder of such series, a written notice stating that the Holder may elect to have his Securities purchased by the

Company either in whole or in part (subject to prorating as described in Section 4.05(b) in the event the Offer is oversubscribed) in integral multiples of $2,000 of principal amount and integral multiples of $1,000 in excess thereof, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the “Purchase Date”) and shall contain such information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (by incorporation by reference or otherwise) (A) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (B) a description of material developments in the Company’s business subsequent to the date of the latest of such Reports, and (C) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the information contained in clause (3).

     (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officers’ Certificate as to (A) the amount of the Offer (the “Offer Amount”), including information as to any other Senior Indebtedness (including Securities of the other series) included in the Offer, (B) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (C) the compliance of such allocation with the provisions of Section 4.05(a) and (b). On such date, the Company shall also irrevocably deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) in Temporary Cash Investments, maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. If the Offer includes other Senior Indebtedness, the deposit described in the preceding sentence may be made with any other paying agent pursuant to arrangements satisfactory to the Trustee. Upon the expiration of the period for which the Offer remains open (the “Offer Period”), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment (or cause the delivery of payment) to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount applicable to the Securities, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section 4.05.

     (3) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the

Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. Holders whose Securities of a series are purchased only in part shall be issued new Securities of such series equal in principal amount to the unpurchased portion of the Securities surrendered.

     (4) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers’ Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

     (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.05. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.05, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.05 by virtue of its compliance with such securities laws or regulations.

     SECTION 4.06. Change of Control. (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company purchase all or any part of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date), in accordance with the terms contemplated in Section 4.06(b); provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the Securities of a series pursuant to this Section 4.06 in the event that it has exercised its right to redeem all the Securities of such series under paragraph 5 of such Securities. In the event that at the time of such Change of Control the terms of the Bank Indebtedness restrict or prohibit the repurchase of Securities pursuant to this Section 4.06, then prior to the mailing of the notice to Holders provided for in Section 4.06(b) but in any event within 30 days following any Change of Control, the Company shall (1) repay in full all Bank Indebtedness or, if doing so will allow the purchase of Securities, offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender who has accepted such offer; or (2) obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the Securities as provided for in Section 4.06(b) .

     The Company must first comply with the covenant described above before it will be required to purchase Securities in the event of a Change of Control, provided, however, that the Company’s failure to comply with the covenant described in the preceding sentence or to make a Change of Control Offer because of any such failure shall constitute a default described in Section 6.01(4) hereof (and not under Section 6.01(2) hereof).

     (b) Within 30 days following any Change of Control (except as provided in the proviso to the first sentence of Section 4.06(a)), the Company shall mail a notice to each Holder with a copy to the Trustee (the “Change of Control Offer”) stating:

     (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase all or a portion of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

     (2) the circumstances and relevant facts regarding such Change of Control;

     (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

     (4) the instructions, as determined by the Company, consistent with this Section 4.06, that a Holder must follow in order to have its Securities purchased.

     (c) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

     (d) On the purchase date, all Securities purchased by the Company under this Section shall be delivered by the Company to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

     (e) Notwithstanding the foregoing provisions of this Section, the Company shall not be required to make a Change of Control Offer with respect to a series of Securities following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.06 applicable to a Change of Control Offer made by the Company and purchases all Securities of such series validly tendered and not withdrawn under such Change of Control Offer.

     (f) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.06. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.06, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.06 by virtue of its compliance with such securities laws or regulations.

     SECTION 4.07. Limitation on Liens. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, (a) Incur any Indebtedness if such Indebtedness is secured by a Lien upon, or (b) directly or indirectly secure any outstanding Indebtedness by a Lien upon, any Principal Property now owned or hereafter acquired, without effectively providing that the Securities shall be secured equally and ratably with such Indebtedness (or prior to, if such Indebtedness is a Subordinated Obligation), except that the foregoing restrictions shall not apply to (i) Liens securing Indebtedness Incurred to finance the construction, exploration, purchase or lease of, or repairs, improvements or additions to, any Principal Property of such Person; provided, however, that the Lien may not extend to any other Principal Property owned by such Person or any of its Subsidiaries at the time the Lien is Incurred, and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, exploration, repair, improvement, addition or commencement of full operation of the property subject to the Lien; (ii) Liens on any Principal Property at the time such Person or any of its Subsidiaries acquires the Principal Property, including any acquisition by means of a merger or consolidation with or into such Person or any Subsidiary of such Person; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further that such Liens do not extend to any other Principal Property owned by such Person or any of its Subsidiaries; (iii) Liens to secure Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary; (iv) Liens existing on the Issue Date; (v) Liens on Principal Property of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further that such Liens do not extend to any other Principal Property owned by such Person or any of its Subsidiaries; (vi) Liens to secure Indebtedness permitted or, in the event that a Suspension Period is in effect, that would have been permitted if no such Suspension Period were in effect, under Section 4.03(b)(1), (6), (7) or (11), (vii) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (i) to (iv), inclusive; (viii) Liens arising from or in connection with the conveyance of any production payment or similar obligation or instrument with respect to any mineral or natural resource ; (ix) Liens in favor of governmental bodies to secure advance or progress payments pursuant to any contract or statute and (x) Liens securing obligation under Hedging Agreements permitted under this Indenture.

     (b) Notwithstanding the foregoing, the Company and any Restricted Subsidiary may, without securing the Securities, Incur Indebtedness secured by a Lien in an aggregate amount which, together with all other such Indebtedness of the Company and its Restricted Subsidiaries Incurred pursuant to this Section 4.07(b) and all outstanding Attributable Debt in respect of Sale/Leaseback Transactions, at such time, does not exceed 3.5% of Total Assets.

     SECTION 4.08. Limitation on Sale/Leaseback Transactions. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless (a) the Company or such Restricted Subsidiary would be entitled to Incur Indebtedness secured by a Lien on the property to be leased without equally and ratably securing the Securities pursuant to Section 4.07, or (b) the Company applies an amount equal to the Fair Market Value of the property sold to the retirement of long-term Indebtedness of the Company.

     SECTION 4.09. Future Guarantors. The Company will cause each Restricted Subsidiary that enters into a Guarantee of any of the Company’s future Indebtedness, other than Indebtedness Incurred and outstanding pursuant to Section 4.03(b), to become a Subsidiary Guarantor, and, if applicable, execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will Guarantee payment of the Securities. Each Subsidiary Guarantee will be limited to an amount not to exceed the maximum amount that can be Guaranteed by that Subsidiary Guarantor without rendering the Subsidiary Guarantee, as it relates to such Subsidiary Guarantor voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

     SECTION 4.10. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA § 314(a)(4).

     SECTION 4.11. Further Instruments and Acts. The Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

     SECTION 4.12. Covenant Suspension. Following the first day (the “Suspension Date”) that (a) the Securities of a series have an Investment Grade Rating from either or both of the Rating Agencies and (b) no Default or Event of Default with respect to such series of Securities has occurred and is continuing under this Indenture, the Company and the Restricted Subsidiaries shall not be subject to Sections 4.03, 4.04, 4.05 and 4.09 (collectively, the “Suspended Covenants”). In addition, any Subsidiary Guarantees of the Subsidiary Guarantors in respect of such series of Securities will also be suspended as of the Suspension Date. In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants with respect to a series of Securities for any period of time as a result of the preceding sentence and, on any subsequent date (the “Reversion Date”), (i) a Default or Event of Default with respect to such series of Securities (other than as a result of any breach of the Suspended Covenants) occurs and is continuing or (ii) both of the Rating Agencies withdraw their ratings or downgrade the ratings assigned to the Securities of such series to below the required Investment Grade Ratings, then the Company and the Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants with respect to future events with respect to such series of Securities and any Subsidiary Guarantees will be reinstated. The period of time between the Suspension Date and the Reversion Date is referred to in this Indenture as the “Suspension Period.” Notwithstanding that the Suspended Covenants may be reinstated, no Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period. During any Suspension Period, the Company may not designate any Subsidiary as an Unrestricted Subsidiary unless the Company would have been permitted to designate such Subsidiary as an Unrestricted Subsidiary if a Suspension Period had not been in effect for any period.

     On the Reversion Date, all Indebtedness Incurred during the Suspension Period will be classified to have been Incurred pursuant to Section 4.03(a) or Section 4.03(b) (to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness would not be so permitted to be Incurred pursuant to Section 4.03(a) or (b), such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under Section 4.03(b)(3) . Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.04 will be made as though Section 4.04 had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under Section 4.04(a) and the items specified in subclauses (4)(C)(i) through (4)(C)(iv) of Section 4.04(a) will increase the amount available to be made under Section 4.04(a) . For purposes of determining compliance with Section 4.05(a), the amount of Net Available Cash from all Asset Dispositions not applied in accordance with Section 4.05 will be deemed to be reset to zero.

Article 5

Successor Company

     SECTION 5.01. When Company May Merge or Transfer Assets. (a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

     (1) the resulting, surviving or transferee Person (the “Successor Company”) shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

     (2) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

     (3) immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a); and

     (4) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

     For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Company in the case of a conveyance, transfer or lease of all or substantially all of its assets, shall not be released from the obligation to pay the principal of and interest on the Securities.

     (b) The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to, any Person unless:

     (1) except in the case of a Subsidiary Guarantor (x) that has been disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through a merger, consolidation or sale of Capital Stock or assets or (y) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary, in both cases, if in connection therewith the Company provides an Officers’ Certificate to the Trustee to the effect that the Company will comply with its obligations under Section 4.05 in respect of such disposition, the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, any State thereof or the District of Columbia, and such

Person shall expressly assume, by a Guarantee Agreement, in a form satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guarantee;

     (2) immediately after giving effect to such transaction or transactions (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

     (3) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guarantee Agreement, if any, complies with this Indenture.

     (c) Notwithstanding the foregoing:

     (A) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company; and

     (B) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits.

Article 6

Defaults and Remedies

     SECTION 6.01. Events of Default. An “Event of Default” occurs with respect to a series of Securities if:

     (1) the Company defaults in any payment of interest on any Security of that series when the same becomes due and payable and such default continues for a period of 30 days;

     (2) the Company defaults in the payment of the principal of any Security of that series when the same becomes due and payable at its Stated Maturity, upon required redemption or repurchase, upon declaration or otherwise;

     (3) the Company or any Restricted Subsidiary fails to comply with its obligations under Section 5.01;

     (4) the Company or any Restricted Subsidiary fails to comply with any of its obligations under Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08 or 4.09 (other than a failure to purchase Securities when required under Section 4.05 or 4.06) and such failure continues for 30 days after the notice specified below;

     (5) the Company or any Restricted Subsidiary fails to comply with any of its agreements contained in the Securities or this Indenture (other than those referred to in clause (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below;

     (6) the Company or any Restricted Subsidiary fails to pay any Indebtedness or any interest thereon within any applicable grace period after final maturity or any such Indebtedness is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $250.0 million, or its foreign currency equivalent at the time;

     (7) the Company, a Subsidiary Guarantor or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

     (A) commences a voluntary case;

     (B) consents to the entry of an order for relief against it in an involuntary case;

     (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

     (D) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

     (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

     (A) is for relief against the Company, any Subsidiary Guarantor or any Significant Subsidiary in an involuntary case;

     (B) appoints a Custodian of the Company, any Subsidiary Guarantor or any Significant Subsidiary or for any substantial part of its property; or

     (C) orders the winding up or liquidation of the Company, any Subsidiary Guarantor or any Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

     (9) any judgment or decree for the payment of money in excess of $250.0 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers) at the time is entered against the Company or any Subsidiary and either (i) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (ii) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed; or

     (10) any Subsidiary Guarantee with respect to such series of Securities ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee with respect to such series of Securities.

     The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

     A Default under clauses (4) or (5) is not an Event of Default with respect to a series of Securities until the Trustee notifies the Company or the holders of at least 25% in principal amount of the outstanding Securities of such series notify the Company and the Trustee of the Default and the Company or the Restricted Subsidiary, as applicable, does not cure such Default within the time specified in clauses (4) or (5) after receipt of such notice.

     The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any Event of Default under clause (6) or (10) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5) or (9), its status and what action the Company is taking or proposes to take with respect thereto.

     SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company) with respect to a series of Securities occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities of such series by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities of such series to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of Securities. The Holders of a majority in principal amount of the Securities of that series by notice to the Trustee may rescind an acceleration with respect to the Securities of such series and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest with respect to the Securities of such series that has become due solely because of acceleration. No such rescission shall affect any subsequent Default with respect to such series of Securities or impair any right consequent thereto.

     SECTION 6.03. Other Remedies. If an Event of Default with respect to a series of Securities occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities of such series or to enforce the performance of any provision of the Securities of such series or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

     SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities of a series by notice to the Trustee may waive an existing Default with respect to such series, and its consequences except (a) a Default in the payment of the principal of or interest on a Security of such series, (b) a Default arising from the failure to redeem or purchase any Security of such series when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

     SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to such series. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is prejudicial to the rights of other Holders of Securities of such series or may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

     SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Security of a series may pursue any remedy with respect to this Indenture or the Securities of such series unless:

     (1) such Holder has previously given to the Trustee notice that an Event of Default is continuing;

     (2) the Holders of at least 25% in principal amount of the Securities of such series have made a written request to the Trustee to pursue the remedy;

     (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

     (4) the Trustee does not comply with such request within 60 days after receipt of such request and the offer of security or indemnity; and

     (5) the Holders of a majority in principal amount of the Securities of such series have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

     SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

     SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

     Priorities. If the Trustee collects any money or property with respect to a series of Securities pursuant to this Article 6, it shall pay out the money or property in the following order:

     FIRST: to the Trustee for amounts due under Section 7.07 with respect to such series;

     SECOND: to Holders of Securities of such series for amounts due and unpaid on such Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively; and

     THIRD: to the Company.

     The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.09. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

     SECTION 6.10. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.10 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities of a series.

     SECTION 6.11. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Article 7

Trustee

     SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

     (b) Except during the continuance of an Event of Default:

     (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

     (1) this paragraph does not limit the effect of paragraph (b) of this Section;

     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

     (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

     (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

     (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

     SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

     (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute wilful misconduct or negligence.

     (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

     (g) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

     (h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

     (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

     SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

     SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this

Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

     SECTION 7.05. Notice of Defaults. If a Default occurs with respect to any Securities of any series and is continuing and is known to the Trustee, the Trustee shall mail to each Securityholder of such series a notice of the Default within 90 days after it occurs or 30 days after it is known to a Trust Officer or written notice of it is received by a Trust Officer of the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders of such series.

     SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with May 15, 2008, and in any event prior to August 15 in each year, including prior to August 15, 2007, the Trustee shall mail to each Securityholder a brief report dated as of May 15 (except for such first report, which shall be dated April 1, 2007) that complies with TIA § 313(a). The Trustee also shall comply with TIA § 313(b).

     A copy of each report at the time of its mailing to Securityholders of a series shall be filed with the SEC and each stock exchange (if any) on which the Securities of such series are listed. The Company agrees to notify promptly the Trustee whenever the Securities of either series become listed on any stock exchange and of any delisting thereof.

     SECTION 7.07. Compensation and Indemnity. The Company and the Guarantors, jointly and severally, shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall indemnify the Trustee and its agents against any and all loss, damage, claims, liability or expense (including attorneys’ fees and expenses) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own wilful misconduct, negligence or bad faith.

     To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

     The Company’s payment obligations pursuant to this Section shall survive the satisfaction and discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

     SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time with respect to the Securities of one or more series by so notifying the Company. The Holders of a majority in principal amount of the Securities of a series may remove the Trustee with respect to the Securities of such series by so notifying the Trustee and may appoint a successor Trustee with respect to such series. The Company shall remove the Trustee if:

     (1) the Trustee fails to comply with Section 7.10;

     (2) the Trustee is adjudged bankrupt or insolvent;

     (3) a receiver or other public officer takes charge of the Trustee or its property; or

     (4) the Trustee otherwise becomes incapable of acting.

     If the Trustee resigns or is removed by the Company, or is removed by the Holders of a majority in principal amount of the Securities of one or more series and such Holders do not reasonably promptly appoint a successor Trustee with respect to each such series, or if a vacancy exists in the office of Trustee for any reason with respect to one or more series (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee with respect to each such series.

     A successor Trustee with respect to the Securities of any series shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee with respect to such series shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture with respect to such series. The successor Trustee shall mail a notice of its succession to Securityholders of the applicable series of Securities. The retiring Trustee shall promptly transfer all property held by it as Trustee with respect to the applicable series of Securities to the successor Trustee of such series, subject to the lien provided for in Section 7.07.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities of the applicable series may petition any court of competent jurisdiction for the appointment of a successor Trustee for such series of Securities.

     If the Trustee fails to comply with Section 7.10, any Securityholder of a series may petition any court of competent jurisdiction for the removal of the Trustee with respect to such series and the appointment of a successor Trustee with respect to such series.

     Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

     SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

     In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

     SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

     SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

Article 8

Discharge of Indenture; Defeasance

     SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When (1) the Company delivers to the Trustee all outstanding Securities of a series (other than Securities replaced pursuant to Section 2.07) for cancellation or (2) all outstanding Securities of that series have, or will within 60 days, become due and payable, whether at maturity or on a redemption date as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and, in the case of clause (2), the Company irrevocably deposits with the Trustee funds (in the case of the 2015 Floating Rate Securities, in combination with Qualified Interest Rate Agreements, if applicable) sufficient (net of any amounts payable by the trust pursuant to any such Qualified Interest Rate Agreements, if applicable) to pay at maturity or upon redemption all outstanding Securities of such series, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company with respect to such series of Securities, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect with respect to such series of Securities. The Trustee shall acknowledge satisfaction and discharge of this Indenture with respect to such series of Securities on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.

     (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (1) all its obligations under the Securities of any series and this Indenture with respect to such series (“legal defeasance option”) or (2) its obligations with respect to a series of Securities under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08 and 4.09 and the operation of Sections 6.01(4), 6.01(6), 6.01(7), 6.01(8) and 6.01(9) (but, in the case of Sections 6.01(7) and (8), with respect only to Significant Subsidiaries and Subsidiary Guarantors) and the limitations contained in Section 5.01(a)(3) (“covenant defeasance option”). The Company may exercise its legal defeasance option with respect to a series of Securities notwithstanding its prior exercise of its covenant defeasance option with respect to such series.

     If the Company exercises its legal defeasance option with respect to a series of Securities, payment of the Securities of such series may not be accelerated because of an Event of Default with respect to such series. If the Company exercises its covenant defeasance option with respect to a series of Securities, payment of the Securities of such series may not be accelerated because of an Event of Default with respect to such series specified in Sections 6.01(4), 6.01(6), 6.01(7), 6.01(8) and 6.01(9) (but, in the case of Sections 6.01(7) and (8), with respect only to Significant Subsidiaries and Subsidiary Guarantors) or because of the failure of the Company to comply with Section 5.01(a)(3) . If the Company exercises its legal defeasance option or its covenant defeasance option with respect to a series of Securities, each Subsidiary Guarantor, if any, shall be released from all its obligations with respect to its Subsidiary Guarantee of such series.

     Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

     (c) Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and 7.08 and in this Article 8 with respect to a series of Securities shall survive until the Securities of such series have been paid in full. Thereafter, the Company’s obligations in Sections 7.07, 8.04 and 8.05 with respect to such series shall survive.

     SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option with respect to a series of Securities only if:

     (1) the Company irrevocably deposits in trust (the “defeasance trust”) with the Trustee money in an amount sufficient or U.S. Government Obligations (and, in respect of the 2015 Floating Rate Securities, Qualified Interest Rate Agreements), the principal of and interest on which (in the case of U.S. Government Obligations) and other amounts resulting therefrom (in the case of Qualified Interest Rate Agreements) will be sufficient, or a combination thereof sufficient (net of any amounts payable by the defeasance trust pursuant to any such Qualified Interest Rate Agreement), to pay the principal of, premium (if any) and interest on, the Securities of such series to maturity or redemption, as the case may be;

     (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment plus, if applicable, the net amount paid to the defeasance trust pursuant to deposited Qualified Interest Rate Agreements will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities of such series to maturity or redemption, as the case may be;

     (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Sections 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

     (4) the deposit does not constitute a default under any other agreement binding on the Company;

     (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

     (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

     (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

     (8) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities of such series as contemplated by this Article 8 have been complied with.

     Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of such series of Securities at a future date in accordance with Article 3.

     SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money, U.S. Government Obligations or Qualified Interest Rate Agreements deposited with it pursuant to this Article 8. It shall apply the deposited money, the money from U.S. Government Obligations and the money from Qualified Interest Rate Agreements through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities of the series with respect to which the deposit was made.

     SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money, securities or Qualified Interest Rate Agreements held by them at any time.

     Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest on the Securities that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

     SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

     SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money, U.S. Government Obligations or Qualified Interest Rate Agreements in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and each Subsidiary Guarantor’s obligations under this Indenture with respect to the applicable series of Securities, each Guarantee with respect to such Securities and the Securities of such series shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money, U.S. Government Obligations or Qualified Interest Rate Agreements in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Securities of such series because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of Securities of such series to receive such payment from the money, U.S. Government Obligations or Qualified Interest Rate Agreements held by the Trustee or Paying Agent.

Article 9

Amendments

     SECTION 9.01. Without Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture with respect to a series of Securities or the Securities of that series without notice to or consent of any Securityholder of that series:

     (1) to cure any ambiguity, omission, defect or inconsistency;

     (2) to comply with Article 5;

     (3) to provide for uncertificated Securities in addition to or in place of certificated Securities of such series; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

     (4) to add Guarantees with respect to the Securities of such series or to secure the Securities of such series;

     (5) to add to the covenants of the Company or any Subsidiary Guarantor for the benefit of the Holders of the Securities of such series or to surrender any right or power herein conferred upon the Company or any Subsidiary Guarantor with respect to such series;

     (6) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

     (7) to make any change that does not adversely affect the rights of any Securityholder;

     (8) to provide for the issuance of Additional Securities; or

     (9) to conform the text of this Indenture to any provision of the section entitled “Description of the notes” contained in the Prospectus.

     After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

     SECTION 9.02. With Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture with respect to a series of Securities or the Securities of such series with the written consent of the Holders of at least a majority in principal amount of the Securities of that series then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities of that series) and any past default or compliance with any provisions may also be waived with the consent of the Holders of at least a majority in principal amount of the Securities of that series then outstanding. However, without the consent of each Holder of an outstanding Security of a series affected thereby, an amendment or waiver may not:

     (1) reduce the amount of such Securities of that series whose Holders must consent to an amendment;

     (2) reduce the rate of or extend the time for payment of interest on any such Security of that series;

     (3) reduce the principal of or extend the Stated Maturity of any such Security;

     (4) reduce the premium payable upon the redemption of any such Security or change the time at which any such Security may be redeemed in accordance with Article 3;

     (5) make any such Security payable in money other than that stated in such Security;

     (6) impair the right of any Holder of such Securities to receive payment of principal of, and interest (including additional interest, if any) on, such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities;

     (7) make any changes in the ranking or priority of any Security of such series that would adversely affect the Holders of Securities of such series;

     (8) make any change in Section 6.04 or 6.07 or the second sentence of this Section 9.02; or

     (9) make any change in, or release other than in accordance with this Indenture, any Subsidiary Guarantee that would adversely affect the Holders of such series.

     It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment under this Section 9.02 becomes effective with respect to a series of Securities, the Company shall mail to Holders of such series a notice briefly describing such amendment. The failure to give such notice to all Holders of such series, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

     SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

     SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective with respect to a series of Securities, it shall bind every Securityholder of such series. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

     SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security of any series shall issue and the Trustee shall authenticate a new Security of such series that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

     SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be provided with indemnity satisfactory to it and be provided with, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

     SECTION 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of a series of Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture with respect to such series of Securities or such Securities unless such consideration is offered to all Holders of such series and is paid to all Holders of such series that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Article 10

Subsidiary Guaranties

     SECTION 10.01. Guaranties. Each Subsidiary Guarantor of a series of Securities hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder of such series and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities of such series when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture with respect to such series and the Securities of such series and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture with respect to such series and the Securities of such series (all the foregoing, with respect to a series of Securities, being hereinafter collectively called the “Guaranteed Obligations”). Each Subsidiary Guarantor of a series of Securities further agrees that the Guaranteed Obligations with respect to such series may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under this Article 10 notwithstanding any extension or renewal of any Obligation with respect to such series.

     Each Subsidiary Guarantor of a series of Securities waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations with respect to such series and also waives notice of protest for nonpayment.

Each Subsidiary Guarantor of a series of Securities waives notice of any default under the Securities of such series or the Guaranteed Obligations of such series. The obligations of each Subsidiary Guarantor hereunder of a series of Securities shall not be affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person (including any Subsidiary Guarantor of such series) under this Indenture with respect to such series, the Securities of such series or any other agreement or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture with respect to such series, the Securities of such series or any other agreement; (4) the release of any security held by any Holder of such series or the Trustee for the Guaranteed Obligations of such series or any of them; (5) the failure of any Holder of such series or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations of such series; or (6) except as set forth in Section 10.06, any change in the ownership of such Subsidiary Guarantor.

     Each Subsidiary Guarantor of a series of Securities further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder of such series or the Trustee for such series to any security held for payment of the Guaranteed Obligations of such series.

     Except as expressly set forth in Sections 8.01(b), 10.02 and 10.06, the obligations of each Subsidiary Guarantor of a series of Securities hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations of such series or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor of a series of Securities herein shall not be discharged or impaired or otherwise affected by the failure of any Holder of such series or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture with respect to such series, the Securities of such series or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

     Each Subsidiary Guarantor of a series of Securities further agrees that its Subsidiary Guarantee with respect to such series herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation with respect to such series is rescinded or must otherwise be restored by any Holder of such series or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

     In furtherance of the foregoing and not in limitation of any other right which any Holder of a series of Securities or the Trustee has at law or in equity against any Subsidiary Guarantor of such series by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation with respect to such series when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation with respect to such series, each Subsidiary Guarantor of such series hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders of such series or the Trustee an amount equal to the sum of (A) the unpaid amount of such Guaranteed Obligations, (B) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (C) all other monetary Guaranteed Obligations of the Company to the Holders of such series and the Trustee.

     Each Subsidiary Guarantor of a series of Securities agrees that, as between it, on the one hand, and the Holders of such series and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations with respect to such series hereby may be accelerated as provided in Article 6 for the purposes of such Subsidiary Guarantor’s Subsidiary Guarantee with respect to such series herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations with respect to such series guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section 10.01.

     Each Subsidiary Guarantor of a series of Securities also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

     SECTION 10.02. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor with respect to a series of Securities shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

     SECTION 10.03. Successors and Assigns. This Article 10 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

     SECTION 10.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

     SECTION 10.05. Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

     SECTION 10.06. Release of Subsidiary Guarantor. A Subsidiary Guarantor will be released from its obligations under this Article 10 (other than any obligation that may have arisen under Section 10.07)

     (1) upon the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor, including the sale or disposition of Capital Stock of a Subsidiary Guarantor following which such Subsidiary Guarantor is no longer a Subsidiary,

     (2) upon the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor,

     (3) upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture,

     (4) at such time as such Subsidiary Guarantor does Guarantee any Indebtedness of the Company outstanding that would have required such Subsidiary Guarantor to enter into a Guarantee Agreement pursuant to Section 4.09 and the Company provides an Officers’ Certificate to the Trustee certifying that no such Indebtedness is outstanding and that the Company elects to have such Subsidiary Guarantor released from this Article 10, or

     (5) upon defeasance of the Securities pursuant to Article 8, or

     (6) upon the full satisfaction of the Company’s obligations under this Indenture;

provided, however, that in the case of clauses (1) and (2) above, (i) such sale or other disposition is made to a Person other than the Company or an Affiliate of the Company, (ii) such sale or disposition is otherwise permitted by this Indenture and (iii) the Company provides an Officers’ Certificate to the Trustee to the effect that the Company will comply with its obligations under Section 4.05.

At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

     SECTION 10.07. Contribution. Each Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee with respect to a series of Securities shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture with respect to such series to a contribution from each other Subsidiary Guarantor of such series in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors of such series at the time of such payment determined in accordance with GAAP.

Article 11

Miscellaneous

     SECTION 11.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

     SECTION 11.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

if to the Company or any Subsidiary Guarantor:

Freeport-McMoRan Copper & Gold Inc.
1615 Poydras Street
New Orleans, LA 70112
Attention of: Treasurer

if to the Trustee:

The Bank of New York
101 Barclay Street
Floor 8 West
New York, NY 10286
Attention of: Corporate Trust Administration

     The Company, any Subsidiary Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     SECTION 11.03. Communication by Holders with Other Holders. Securityholders of a series may communicate pursuant to TIA § 312(b) with other Securityholders of such series with respect to their rights under this Indenture with respect to such series or the Securities of such series. The Company, any Subsidiary Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

     SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

     (1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

     (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

     SECTION 11.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities of a series have concurred in any direction, waiver or consent, Securities of such series owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

     SECTION 11.07. Rules by Trustee, Paying Agent, Registrar and Calculation Agent. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, the Paying Agent and the Calculation Agent may make reasonable rules for their functions.

     SECTION 11.08. Legal Holidays. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

     SECTION 11.09. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

     SECTION 11.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Securities or this Indenture or of such Subsidiary Guarantor under its Subsidiary Guarantee or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

     SECTION 11.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

     SECTION 11.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

     SECTION 11.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

     SECTION 11.14. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

FREEPORT-MCMORAN COPPER & GOLD INC.

By:

Name:
Title:

THE BANK OF NEW YORK, as Trustee

By:

Name:
Title:

APPENDIX

     PROVISIONS RELATING TO SECURITIES

     1. Definitions 1.1 Definitions

     For the purposes of this Appendix the following terms shall have the meanings indicated below:

     “Depository” means The Depository Trust Company, its nominees and their respective successors.

     “Securities Act” means the Securities Act of 1933, as amended.

     “Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

     1.2 Other Definitions.

Defined in
Term	Section:

“2015 Floating Rate Global Security”	2.1(a)
“2015 Fixed Rate Global Security”	2.1(a)
“2017 Fixed Rate Global Security”	2.1(a)
“Agent Members”	2.1(b)
“Global Security”	2.1(a)

     2. The Securities.

     2.1 (a) Form and Dating. The 2015 Floating Rate Securities, the 2015 Fixed Rate Securities and the 2017 Fixed Rate Securities shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (the “2015 Floating Rate Global Security,” the “2015 Fixed Rate Global Security” and the “2017 Fixed Rate Global Security,” respectively, and each, a “Global Security”) with the global securities legend set forth in Exhibit 1, Exhibit 2 and Exhibit 3 hereto, respectively, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

     (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

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     The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.

     Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

     (c) Certificated Securities. Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of certificated Securities.

     2.2 Authentication. The Trustee shall authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of $1,000,000,000 Senior Floating Rate Notes Due 2015, $1,500,000,000 8 1/4% Senior Notes Due 2015 and $3,500,000,000 8 3/8% Senior Notes Due 2017 and (2) any Additional Securities for an original issue in an aggregate principal amount specified in the written order of the Company pursuant to Section 2.02 of the Indenture. In the case of any issuance of Additional Securities pursuant to Section 2.13 of the Indenture, a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company shall certify that such issuance is in compliance with Section 4.03 of the Indenture.

     2.3 Transfer and Exchange.

     (a) Transfer and Exchange of Global Securities.

     (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions

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instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

     (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

     (iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

     (b) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for certificated Securities, redeemed, purchased or canceled, such Global Security shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, purchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

     (c) No Obligation of the Trustee.

     (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only

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through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

     (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     2.4 Certificated Securities.

     (a) A Global Security deposited with the Depository or with the Trustee as Securities Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security and the Depository fails to appoint a successor depository or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act, in either case, and a successor depository is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

     (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at its principal Corporate Trust Office in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of certificated Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $2,000 principal amount and any integral multiple of $1,000 in excess thereof and registered in such names as the Depository shall direct.

     (c) Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

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     (d) In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

EXHIBIT 1
to
APPENDIX

[FORM OF FACE OF 2015 FLOATING RATE SECURITY]

[Global Securities Legend]

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

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No.	$______

CUSIP NO. 35671DAT2
ISIN NO. US35671DAT28

Senior Floating Rate Notes Due 2015

     Freeport-McMoRan Copper & Gold Inc., a Delaware corporation, promises to pay to [                   ], or registered assigns, the principal sum of _____Dollars on April 1, 2015.

     Interest Payment Dates: April 1 and October 1.

     Record Dates: March 15 and September 15.

     Additional provisions of this Security are set forth on the other side of this Security.

Dated:

FREEPORT-MCMORAN COPPER & GOLD INC.

By:

Name:
Title:

By:

Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK

as Trustee, certifies that this is one of
the 2015 Floating Rate Securities
referred to in the Indenture.

By:

Authorized Signatory

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[FORM OF REVERSE SIDE OF 2015 FLOATING RATE SECURITY]

Senior Floating Rate Note Due 2015

1. Interest

     Freeport-McMoRan Copper & Gold Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this 2015 Floating Rate Security at a rate per annum of LIBOR (as defined below) plus 3 1/4%, as determined by the calculation agent (the “Calculation Agent”), which shall initially be the Trustee (as defined below), beginning on October 1, 2007, or from the most recent date to which interest has been paid or provided for. The Company will pay interest semiannually on April 1 and October 1 of each year, commencing March 19, 2007. Interest on the 2015 Floating Rate Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 19, 2007. The Company will pay interest on overdue principal at the rate borne by this 2015 Floating Rate Security, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

      “Determination Date,” with respect to an Interest Period, will be the second London Banking Day preceding the first day of the Interest Period.

      “Interest Period” means the period commencing on and including an interest payment date and ending on and including the day immediately preceding the next succeeding interest payment date, with the exception that the first Interest Period shall commence on and include the Issue Date and end on and include September 30, 2007.

      “LIBOR,” with respect to an Interest Period, will be the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a six-month period beginning on the second London Banking Day after the Determination Date that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the Determination Date. If Telerate Page 3750 does not include such a rate or is unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent (in consultation with the Company), to provide such bank’s offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in U.S. dollars for a six-month period beginning on the second London Banking Day after the Determination Date. If at least two such offered quotations are so provided, LIBOR for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent (in consultation with the Company), to provide such bank’s rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in U.S. dollars to leading European banks for a six-month

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period beginning on the second London Banking Day after the Determination Date. If at least two such rates are so provided, LIBOR for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then LIBOR for the Interest Period will be LIBOR in effect with respect to the immediately preceding Interest Period.

      “London Banking Day” is any day in which dealings in U.S. dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

      “Representative Amount” means a principal amount of not less than U.S.$1,000,000 for a single transaction in the relevant market at the relevant time.

      “Telerate Page 3750” means the display designated as “Page 3750” on the Moneyline Telerate service (or such other page as may replace Page 3750 on that service).

      The amount of interest for each day that the 2015 Floating Rate Securities are outstanding (the “Daily Interest Amount”) will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the 2015 Floating Rate Securities. The amount of interest to be paid on the 2015 Floating Rate Securities for each Interest Period will be calculated by adding the Daily Interest Amounts for each day in the Interest Period.

      All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

     The interest rate on the 2015 Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law.

     The Calculation Agent will, upon the request of any Holder of any 2015 Floating Rate Securities, provide the interest rate then in effect with respect to the 2015 Floating Rate Securities. All calculations made by the Calculation Agent in the absence of manifest error will be conclusive for all purposes and binding on the Company, the Subsidiary Guarantors and the Holders of the 2015 Floating Rate Securities.

2. Method of Payment

     The Company will pay interest on the 2015 Floating Rate Securities (except defaulted interest) to the Persons who are registered holders of 2015 Floating Rate Securities at the close of business on the March 15 or September 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the

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United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Company will make all payments in respect of a certificated 2015 Floating Rate Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated 2015 Floating Rate Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent; Registrar; Calculation Agent

     Initially, The Bank of New York, a New York banking corporation (the “Trustee”), will act as Paying Agent, Registrar and Calculation Agent. The Company may appoint and change any Paying Agent, Registrar, co-registrar or Calculation Agent without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. Indenture

     The Company issued the 2015 Floating Rate Securities under an Indenture dated as of March 19, 2007 (the “Indenture”), between the Company and the Trustee. The terms of the 2015 Floating Rate Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The 2015 Floating Rate Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

     The Securities are general unsecured obligations of the Company. The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional 2015 Floating Rate Securities pursuant to Section 2.13 of the Indenture. The 2015 Floating Rate Securities issued on the Issue Date and any Additional 2015 Floating Rate Securities will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; create liens on assets; transfer or sell assets; guarantee indebtedness; consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries; and engage in sale/leaseback transactions. These covenants are subject to important exceptions and qualifications.

     Upon the occurrence of (i) the 2015 Floating Rate Securities having Investment Grade Ratings from either or both of the Rating Agencies and (ii) no Default

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or Event of Default with respect to the 2015 Floating Rate Securities having occurred and be continuing, the Company and the Restricted Subsidiaries shall not be subject to Section 4.03, 4.04, 4.05 and 4.09 of the Indenture with respect to the 2015 Floating Rate Securities. If (i) a Default or Event of Default with respect to the 2015 Floating Rate Securities (other than as a result of the breach of the Suspended Covenants) occurs and is continuing or (ii) both of the Rating Agencies withdraw their ratings or downgrade their ratings assigned to the 2015 Floating Rate Securities below the required Investment Grade Ratings, then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events with respect to the 2015 Floating Rate Securities and any Subsidiary Guarantees will be reinstated.

5. Optional Redemption

     Except as set forth below, the Company shall not be entitled to redeem the 2015 Floating Rate Securities prior to April 1, 2009.

     On and after April 1, 2009, the Company shall be entitled at its option to redeem the 2015 Floating Rate Securities, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as percentages of principal amount thereof), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on April 1 of the years set forth below:

Period	Redemption Price
2009	102.000%
2010	101.000%
2011and thereafter	100.000%

     In addition, prior to April 1, 2009, the Company shall be entitled at its option, on one or more occasions, to redeem up to a maximum of 35% of the aggregate principal amount of the 2015 Floating Rate Securities (calculated giving effect to any issuance of Additional 2015 Floating Rate Securities) with the Net Cash Proceeds of one or more Equity Offerings by the Company, at a redemption price equal to 100% of the principal amount thereof, plus a premium equal to the rate per annum on the 2015 Floating Rate Securities applicable on the date on which notice of redemption is given, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption (i) at least 65% of the aggregate principal amount of the 2015 Floating Rate Securities (calculated giving effect to any issuance of Additional 2015 Floating Rate Securities) remains outstanding; and (ii) any such redemption by the Company must be made within 60 days of such Equity Offering and must be made in accordance with the provisions of Article 3 of the Indenture.

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     Prior to April 1, 2009, the Company shall be entitled at its option to redeem the 2015 Floating Rate Securities, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2015 Floating Rate Securities plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). The Company shall cause notice of such redemption to be mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date.

6. Notice of Redemption

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of 2015 Floating Rate Securities to be redeemed at his registered address. 2015 Floating Rate Securities in denominations larger than $2,000 principal amount may be redeemed in part but only in whole multiples of $1,000 in excess thereof. If money sufficient to pay the redemption price of and accrued interest on all 2015 Floating Rate Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such 2015 Floating Rate Securities (or such portions thereof) called for redemption.

7. Put Provisions

     Upon a Change of Control, any Holder of 2015 Floating Rate Securities will have the right to cause the Company to repurchase all or any part of the 2015 Floating Rate Securities of such Holder at a repurchase price equal to 101% of the principal amount of the 2015 Floating Rate Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8. Guarantee

     The payment by the Company of the principal of, and premium and interest on, the 2015 Floating Rate Securities is fully and unconditionally guaranteed on a joint and several senior basis by each of the Subsidiary Guarantors, if any, to the extent set forth in the Indenture.

9. Denominations; Transfer; Exchange

     The 2015 Floating Rate Securities are in registered form without coupons in denominations of $2,000 principal amount and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange 2015 Floating Rate Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any 2015 Floating Rate Securities selected for redemption (except, in the case

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of a 2015 Floating Rate Security to be redeemed in part, the portion of the 2015 Floating Rate Security not to be redeemed) or any Securities for a period of 15 days before a selection of 2015 Floating Rate Securities to be redeemed or 15 days before an interest payment date.

10. Persons Deemed Owners

     The registered Holder of this 2015 Floating Rate Security may be treated as the owner of it for all purposes.

11. Unclaimed Money

     If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12. Discharge and Defeasance

     Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the 2015 Floating Rate Securities and the Indenture with respect to the 2015 Floating Rate Securities if the Company deposits with the Trustee money or U.S. Government Obligations and Qualified Interest Rate Agreements for the payment of principal and interest on the 2015 Floating Rate Securities to redemption or maturity, as the case may be.

13. Amendment; Waiver

     Subject to certain exceptions set forth in the Indenture, (a) the Indenture with respect to the 2015 Floating Rate Securities and the 2015 Floating Rate Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the 2015 Floating Rate Securities and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the 2015 Floating Rate Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of 2015 Floating Rate Securities, the Company and the Trustee shall be entitled to amend the Indenture with respect to the 2015 Floating Rate Securities or the 2015 Floating Rate Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated 2015 Floating Rate Securities in addition to or in place of certificated 2015 Floating Rate Securities, or to add guarantees with respect to the 2015 Floating Rate Securities or to secure the 2015 Floating Rate Securities, or to add additional covenants with respect to the 2015 Floating Rate Securities or surrender rights and powers conferred on the Company or the Subsidiary Guarantors with respect to the 2015 Floating Rate Securities, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Holder of 2015 Floating Rate Securities, or to provide for the issuance of

9

Additional 2015 Floating Rate Securities or to conform the text of the Indenture to any provision of the section entitled “Description of the notes” contained in the Prospectus.

14. Defaults and Remedies

     Under the Indenture, Events of Default with respect to the 2015 Floating Rate Securities include (a) default for 30 days in payment of interest on the 2015 Floating Rate Securities; (b) default in payment of principal on the 2015 Floating Rate Securities at maturity, upon required redemption or repurchase, upon declaration or otherwise; (c) failure by the Company or any Restricted Subsidiary to comply with other agreements in the Indenture with respect to the 2015 Floating Rate Securities or the 2015 Floating Rate Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or any Restricted Subsidiary if the amount accelerated (or so unpaid) exceeds $250 million; (e) certain events of bankruptcy or insolvency with respect to the Company, a Subsidiary Guarantor or a Significant Subsidiary; (f) certain judgments or decrees for the payment of money in excess of $250 million; and (g) certain defaults with respect to a Subsidiary Guarantee with respect to the 2015 Floating Rate Securities. If an Event of Default with respect to the 2015 Floating Rate Securities occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the 2015 Floating Rate Securities may declare all the 2015 Floating Rate Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the 2015 Floating Rate Securities being due and payable immediately upon the occurrence of such Events of Default.

     Holders of 2015 Floating Rate Securities may not enforce the Indenture with respect to the 2015 Floating Rate Securities or the 2015 Floating Rate Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the 2015 Floating Rate Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the 2015 Floating Rate Securities may direct the Trustee in its exercise of any trust or power with respect to the 2015 Floating Rate Securities. The Trustee may withhold from Holders of 2015 Floating Rate Securities notice of any continuing Default with respect to the 2015 Floating Rate Securities (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders of 2015 Floating Rate Securities.

15. Trustee Dealings with the Company

     Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of 2015 Floating Rate Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

10

16. No Recourse Against Others

     A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the 2015 Floating Rate Securities or the Indenture with respect to the 2015 Floating Rate Securities or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a 2015 Floating Rate Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the 2015 Floating Rate Securities.

17. Authentication

     This 2015 Floating Rate Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this 2015 Floating Rate Security.

18. Abbreviations

     Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19. CUSIP Numbers

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the 2015 Floating Rate Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of 2015 Floating Rate Securities. No representation is made as to the accuracy of such numbers either as printed on the 2015 Floating Rate Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20. Governing Law

     THIS 2015 FLOATING RATE SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

11

     The Company will furnish to any Holder of 2015 Floating Rate Securities upon written request and without charge to such Holder a copy of the Indenture which has in it the text of this 2015 Floating Rate Security in larger type. Requests may be made to:

Freeport McMoRan Copper & Gold Inc.
1 615 Poydras Street
New Orleans, LA 70112

Attention: Treasurer

12

ASSIGNMENT FORM

To assign this 2015 Floating Rate Security, fill in the form below:

I or we assign and transfer this 2015 Floating Rate Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                agent to transfer this 2015 Floating Rate Security on the books of the Company. The agent may substitute another to act for him.

______________________________________________________________________________________________________

Date: ___________________ Your Signature: _________________________

______________________________________________________________________________________________________
Sign exactly as your name appears on the other side of this 2015 Floating Rate Security.

_________________________
Signature

Signature Guarantee:

_________________________ _________________________
Signature must be guaranteed Signature

     Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

13

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL 2015 FLOATING RATE SECURITY

The following increases or decreases in this Global 2015 Floating Rate Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global 2015 Floating Rate Security	Amount of increase in Principal amount of this Global 2015 Floating Rate Security	Principal amount of this Global 2015 Floating Rate Security following such decrease or increase)	Signature of authorized officer of Trustee or Securities Custodian

14

OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this 2015 Floating Rate Security purchased by the Company pursuant to Section 4.05 or 4.06 of the Indenture, check the box:

     ☐ 4.05          ☐ 4.06

     ☐ If you want to elect to have only part of this 2015 Floating Rate Security purchased by the Company pursuant to Section 4.05 or 4.06 of the Indenture, state the amount in principal amount: $•

Dated: ________________________	Your Signature: ___________________________________

(Sign exactly as your name appears on the other side of this 2015 Floating Rate Security.)

Signature Guarantee: ___________________________________________________
                                                       (Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT 2
to
APPENDIX

[FORM OF FACE OF 2015 FIXED RATE SECURITY]

[Global Securities Legend]

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

2

No.________	$______

CUSIP NO. 35671DAR6
ISIN NO. US35671DAR61

8 1/4% Senior Notes Due 2015

     Freeport-McMoRan Copper & Gold Inc., a Delaware corporation, promises to pay to [                 ], or registered assigns, the principal sum of ______Dollars on April 1, 2015.

     Interest Payment Dates: April 1 and October 1.

     Record Dates: March 15 and September 15.

     Additional provisions of this Security are set forth on the other side of this Security.

Dated:

FREEPORT-MCMORAN COPPER & GOLD INC.

By:

Name:
Title:

By:

Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK

as Trustee, certifies that this is one of
the 2015 Fixed Rate Securities
referred to in the Indenture.

By:

Authorized Signatory

3

[FORM OF REVERSE SIDE OF 2015 FIXED RATE SECURITY]

8 1/4% Senior Note Due 2015

1. Interest

     Freeport-McMoRan Copper & Gold Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this 2015 Fixed Rate Security at the rate per annum shown above. The Company will pay interest semiannually on April 1 and October 1 of each year, commencing October 1, 2007. Interest on the 2015 Fixed Rate Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 19, 2007. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by this 2015 Fixed Rate Security, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

2. Method of Payment

     The Company will pay interest on the 2015 Fixed Rate Securities (except defaulted interest) to the Persons who are registered holders of 2015 Fixed Rate Securities at the close of business on the March 15 or September 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Company will make all payments in respect of a certificated 2015 Fixed Rate Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated 2015 Fixed Rate Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar

     Initially, The Bank of New York, a New York banking corporation (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4

4. Indenture

     The Company issued the 2015 Fixed Rate Securities under an Indenture dated as of March 19, 2007 (“Indenture”), between the Company and the Trustee. The terms of the 2015 Fixed Rate Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The 2015 Fixed Rate Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

     The Securities are general unsecured obligations of the Company. The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional 2015 Fixed Rate Securities pursuant to Section 2.13 of the Indenture. The 2015 Fixed Rate Securities issued on the Issue Date and any Additional 2015 Fixed Rate Securities will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; create liens on assets; transfer or sell assets; guarantee indebtedness; consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries; and engage in sale/leaseback transactions. These covenants are subject to important exceptions and qualifications.

     Upon the occurrence of (i) the 2015 Fixed Rate Securities having Investment Grade Ratings from either or both of the Rating Agencies and (ii) no Default or Event of Default with respect to the 2015 Fixed Rate Securities having occurred and be continuing, the Company and the Restricted Subsidiaries shall not be subject to Section 4.03, 4.04, 4.05 and 4.09 of the Indenture with respect to the 2015 Fixed Rate Securities. If (i) a Default or Event of Default with respect to the 2015 Fixed Rate Securities (other than as a result of the breach of the Suspended Covenants) occurs and is continuing or (ii) both of the Rating Agencies withdraw their ratings or downgrade their ratings assigned to the 2015 Fixed Rate Securities below the required Investment Grade Ratings, then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events with respect to the 2015 Fixed Rate Securities and any Subsidiary Guarantees will be reinstated.

5. Optional Redemption

     Except as set forth below, the Company shall not be entitled to redeem the 2015 Fixed Rate Securities prior to April 1, 2011.

     On and after April 1, 2011, the Company shall be entitled at its option to redeem the 2015 Fixed Rate Securities, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as percentages of principal amount thereof), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive

5

interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on April 1 of the years set forth below:

Period	Redemption Price
2011	104.125%
2012	102.063%
2013 and thereafter	100.000%

     In addition, prior to April 1, 2010, the Company shall be entitled at its option, on one or more occasions, to redeem up to a maximum of 35% of the aggregate principal amount of the 2015 Fixed Rate Securities (calculated giving effect to any issuance of Additional 2015 Fixed Rate Securities) with the Net Cash Proceeds of one or more Equity Offerings by the Company, at a redemption price equal to 108.25% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption (i) at least 65% of the aggregate principal amount of the 2015 Fixed Rate Securities (calculated giving effect to any issuance of Additional 2015 Fixed Rate Securities) remains outstanding; and (ii) any such redemption by the Company must be made within 60 days of such Equity Offering and must be made in accordance with the provisions of Article 3 of the Indenture.

     Prior to April 1, 2011, the Company shall be entitled at its option to redeem the 2015 Fixed Rate Securities, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2015 Fixed Rate Securities plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). The Company shall cause notice of such redemption to be mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date.

6. Notice of Redemption

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of 2015 Fixed Rate Securities to be redeemed at his registered address. 2015 Fixed Rate Securities in denominations larger than $2,000 principal amount may be redeemed in part but only in whole multiples of $1,000 in excess thereof. If money sufficient to pay the redemption price of and accrued interest on all 2015 Fixed Rate Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such 2015 Fixed Rate Securities (or such portions thereof) called for redemption.

7. Put Provisions

     Upon a Change of Control, any Holder of 2015 Fixed Rate Securities will have the right to cause the Company to repurchase all or any part of the 2015 Fixed Rate

6

Securities of such Holder at a repurchase price equal to 101% of the principal amount of the 2015 Fixed Rate Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8. Guarantee

     The payment by the Company of the principal of, and premium and interest on, the 2015 Fixed Rate Securities is fully and unconditionally guaranteed on a joint and several senior basis by each of the Subsidiary Guarantors, if any, to the extent set forth in the Indenture.

9. Denominations; Transfer; Exchange

     The 2015 Fixed Rate Securities are in registered form without coupons in denominations of $2,000 principal amount and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange 2015 Fixed Rate Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any 2015 Fixed Rate Securities selected for redemption (except, in the case of a 2015 Fixed Rate Security to be redeemed in part, the portion of the 2015 Fixed Rate Security not to be redeemed) or any Securities for a period of 15 days before a selection of 2015 Fixed Rate Securities to be redeemed or 15 days before an interest payment date.

10. Persons Deemed Owners

     The registered Holder of this 2015 Fixed Rate Security may be treated as the owner of it for all purposes.

11. Unclaimed Money

     If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12. Discharge and Defeasance

     Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the 2015 Fixed Rate Securities and the Indenture with respect to the 2015 Fixed Rate Securities if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the 2015 Fixed Rate Securities to redemption or maturity, as the case may be.

7

13. Amendment; Waiver

     Subject to certain exceptions set forth in the Indenture, (a) the Indenture with respect to the 2015 Fixed Rate Securities and the 2015 Fixed Rate Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the 2015 Fixed Rate Securities and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the 2015 Fixed Rate Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of 2015 Fixed Rate Securities, the Company and the Trustee shall be entitled to amend the Indenture with respect to the 2015 Fixed Rate Securities or the 2015 Fixed Rate Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated 2015 Fixed Rate Securities in addition to or in place of certificated 2015 Fixed Rate Securities, or to add guarantees with respect to the 2015 Fixed Rate Securities or to secure the 2015 Fixed Rate Securities, or to add additional covenants with respect to the 2015 Fixed Rate Securities or surrender rights and powers conferred on the Company or the Subsidiary Guarantors with respect to the 2015 Fixed Rate Securities, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Holder of 2015 Fixed Rate Securities, or to provide for the issuance of Additional 2015 Fixed Rate Securities or to conform the text of the Indenture to any provision of the section entitled “Description of the notes” contained in the Prospectus.

14. Defaults and Remedies

     Under the Indenture, Events of Default with respect to the 2015 Fixed Rate Securities include (a) default for 30 days in payment of interest on the 2015 Fixed Rate Securities; (b) default in payment of principal on the 2015 Fixed Rate Securities at maturity, upon required redemption or repurchase, upon declaration or otherwise; (c) failure by the Company or any Restricted Subsidiary to comply with other agreements in the Indenture with respect to the 2015 Fixed Rate Securities or the 2015 Fixed Rate Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or any Restricted Subsidiary if the amount accelerated (or so unpaid) exceeds $250 million; (e) certain events of bankruptcy or insolvency with respect to the Company, a Subsidiary Guarantor or a Significant Subsidiary; (f) certain judgments or decrees for the payment of money in excess of $250 million; and (g) certain defaults with respect to a Subsidiary Guarantee with respect to the 2015 Fixed Rate Securities. If an Event of Default with respect to the 2015 Fixed Rate Securities occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the 2015 Fixed Rate Securities may declare all the 2015 Fixed Rate Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the 2015 Fixed Rate Securities being due and payable immediately upon the occurrence of such Events of Default.

8

     Holders of 2015 Fixed Rate Securities may not enforce the Indenture with respect to the 2015 Fixed Rate Securities or the 2015 Fixed Rate Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the 2015 Fixed Rate Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the 2015 Fixed Rate Securities may direct the Trustee in its exercise of any trust or power with respect to the 2015 Fixed Rate Securities. The Trustee may withhold from Holders of 2015 Fixed Rate Securities notice of any continuing Default with respect to the 2015 Fixed Rate Securities (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders of 2015 Fixed Rate Securities.

15. Trustee Dealings with the Company

     Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of 2015 Fixed Rate Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16. No Recourse Against Others

     A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the 2015 Fixed Rate Securities or the Indenture with respect to the 2015 Fixed Rate Securities or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a 2015 Fixed Rate Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the 2015 Fixed Rate Securities.

17. Authentication

     This 2015 Fixed Rate Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this 2015 Fixed Rate Security.

18. Abbreviations

     Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19. CUSIP Numbers

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the 2015 Fixed Rate Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of 2015 Fixed Rate Securities. No

9

representation is made as to the accuracy of such numbers either as printed on the 2015 Fixed Rate Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20. Governing Law

     THIS 2015 FIXED RATE SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

10

     The Company will furnish to any Holder of 2015 Fixed Rate Securities upon written request and without charge to such Holder a copy of the Indenture which has in it the text of this 2015 Fixed Rate Security in larger type. Requests may be made to:

Freeport McMoRan Copper & Gold Inc.
1615 Poydras Street
New Orleans, LA 70112

Attention: Treasurer

11

ASSIGNMENT FORM

To assign this 2015 Fixed Rate Security, fill in the form below:

I or we assign and transfer this 2015 Fixed Rate Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                    agent to transfer this 2015 Fixed Rate Security on the books of the Company. The agent may substitute another to act for him.

______________________________________________________________________________________________________

Date: ___________________ Your Signature: _________________________

______________________________________________________________________________________________________
Sign exactly as your name appears on the other side of this 2015 Fixed Rate Security.

_________________________
Signature

Signature Guarantee:

_________________________ _________________________
Signature must be guaranteed Signature

     Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

12

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL 2015 FIXED RATE SECURITY

The following increases or decreases in this Global 2015 Fixed Rate Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global 2015 Fixed Rate Security	Amount of increase in Principal amount of this Global 2015 Fixed Rate Security	Principal amount of this Global 2015 Fixed Rate Security following such decrease or increase)	Signature of authorized officer of Trustee or Securities Custodian

13

OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this 2015 Fixed Rate Security purchased by the Company pursuant to Section 4.05 or 4.06 of the Indenture, check the box:

     ☐ 4.05          ☐ 4.06

     ☐ If you want to elect to have only part of this 2015 Fixed Rate Security purchased by the Company pursuant to Section 4.05 or 4.06 of the Indenture, state the amount in principal amount: $•

Dated: ________________________	Your Signature: ________________________

(Sign exactly as your name appears on the other side of this 2015 Fixed Rate Security.)

Signature Guarantee: ___________________________________________________
                                                       (Signature must be guaranteed)

     Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT 3
to
APPENDIX

[FORM OF FACE OF 2017 FIXED RATE SECURITY]

[Global Securities Legend]

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

2

No.________	$_____

CUSIP NO. 35671DAS4
ISIN NO. US358671DAS45

8 3/8% Senior Notes Due 2017

     Freeport-McMoRan Copper & Gold Inc., a Delaware corporation, promises to pay to [             ], or registered assigns, the principal sum of ______Dollars on April 1, 2017.

     Interest Payment Dates: April 1 and October 1.

     Record Dates: March 15 and September 15.

     Additional provisions of this Security are set forth on the other side of this Security.

Dated:

FREEPORT-MCMORAN COPPER & GOLD INC.

By:

Name:
Title:

By:

Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK

as Trustee, certifies that this is one of
the 2017 Fixed Rate Securities
referred to in the Indenture.

By:

Authorized Signatory

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[FORM OF REVERSE SIDE OF 2017 FIXED RATE SECURITY] 8 3/8% Senior Note Due 2017

1. Interest

     Freeport-McMoRan Copper & Gold Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this 2017 Fixed Rate Security at the rate per annum shown above. The Company will pay interest semiannually on April 1 and October 1 of each year, commencing October 1, 2007. Interest on the 2017 Fixed Rate Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 19, 2007. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by this 2017 Fixed Rate Security, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

2. Method of Payment

     The Company will pay interest on the 2017 Fixed Rate Securities (except defaulted interest) to the Persons who are registered holders of 2017 Fixed Rate Securities at the close of business on the March 15 or September 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Company will make all payments in respect of a certificated 2017 Fixed Rate Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated 2017 Fixed Rate Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar

     Initially, The Bank of New York, a New York banking corporation (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

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4. Indenture

     The Company issued the 2017 Fixed Rate Securities under an Indenture dated as of March 19, 2007 (“Indenture”), between the Company and the Trustee. The terms of the 2017 Fixed Rate Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The 2017 Fixed Rate Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

     The Securities are general unsecured obligations of the Company. The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional 2017 Fixed Rate Securities pursuant to Section 2.13 of the Indenture. The 2017 Fixed Rate Securities issued on the Issue Date and any Additional 2017 Fixed Rate Securities will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; create liens on assets; transfer or sell assets; guarantee indebtedness; consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries; and engage in sale/leaseback transactions. These covenants are subject to important exceptions and qualifications.

     Upon the occurrence of (i) the 2017 Fixed Rate Securities having Investment Grade Ratings from either or both of the Rating Agencies and (ii) no Default or Event of Default with respect to the 2017 Fixed Rate Securities having occurred and be continuing, the Company and the Restricted Subsidiaries shall not be subject to Section 4.03, 4.04, 4.05 and 4.09 of the Indenture with respect to the 2017 Fixed Rate Securities. If (i) a Default or Event of Default with respect to the 2017 Fixed Rate Securities (other than as a result of the breach of the Suspended Covenants) occurs and is continuing or (ii) both of the Rating Agencies withdraw their ratings or downgrade their ratings assigned to the 2017 Fixed Rate Securities below the required Investment Grade Ratings, then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events with respect to the 2017 Fixed Rate Securities and any Subsidiary Guarantees will be reinstated.

5. Optional Redemption

     Except as set forth below, the Company shall not be entitled to redeem the 2017 Fixed Rate Securities prior to April 1, 2012.

     On and after April 1, 2012, the Company shall be entitled at its option to redeem the 2017 Fixed Rate Securities, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as percentages of principal amount thereof), plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the

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relevant interest payment date), if redeemed during the 12-month period commencing on April 1 of the years set forth below:

Period	Redemption Price
2012	104.188%
2013	102.792%
2014	101.396%
2015 and thereafter	100.000%

     In addition, prior to April 1, 2011, the Company shall be entitled at its option, on one or more occasions, to redeem up to a maximum of 35% of the aggregate principal amount of the 2017 Fixed Rate Securities (calculated giving effect to any issuance of Additional 2017 Fixed Rate Securities) with the Net Cash Proceeds of one or more Equity Offerings by the Company, at a redemption price equal to 108.375% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption (i) at least 65% of the aggregate principal amount of the 2017 Fixed Rate Securities (calculated giving effect to any issuance of Additional 2017 Fixed Rate Securities) remains outstanding; and (ii) any such redemption by the Company must be made within 60 days of such Equity Offering and must be made in accordance with the provisions of Article 3 of the Indenture.

     Prior to April 1, 2012, the Company shall be entitled at its option to redeem, of the 2017 Fixed Rate Securities, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2017 Fixed Rate Securities plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). The Company shall cause notice of such redemption to be mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date.

6. Notice of Redemption

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of 2017 Fixed Rate Securities to be redeemed at his registered address. 2017 Fixed Rate Securities in denominations larger than $2,000 principal amount may be redeemed in part but only in whole multiples of $1,000 in excess thereof. If money sufficient to pay the redemption price of and accrued interest on all 2017 Fixed Rate Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such 2017 Fixed Rate Securities (or such portions thereof) called for redemption.

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7. Put Provisions

     Upon a Change of Control, any Holder of 2017 Fixed Rate Securities will have the right to cause the Company to repurchase all or any part of the 2017 Fixed Rate Securities of such Holder at a repurchase price equal to 101% of the principal amount of the 2017 Fixed Rate Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8. Guarantee

     The payment by the Company of the principal of, and premium and interest on, the 2017 Fixed Rate Securities is fully and unconditionally guaranteed on a joint and several senior basis by each of the Subsidiary Guarantors, if any, to the extent set forth in the Indenture.

9. Denominations; Transfer; Exchange

     The 2017 Fixed Rate Securities are in registered form without coupons in denominations of $2,000 principal amount and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange 2017 Fixed Rate Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any 2017 Fixed Rate Securities selected for redemption (except, in the case of a 2017 Fixed Rate Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

10. Persons Deemed Owners

     The registered Holder of this 2017 Fixed Rate Security may be treated as the owner of it for all purposes.

11. Unclaimed Money

     If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12. Discharge and Defeasance

     Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the 2017 Fixed Rate Securities and the Indenture with respect to the 2017 Fixed Rate Securities if the Company deposits with the

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Trustee money or U.S. Government Obligations for the payment of principal and interest on the 2017 Fixed Rate Securities to redemption or maturity, as the case may be.

13. Amendment; Waiver

     Subject to certain exceptions set forth in the Indenture, (a) the Indenture with respect to the 2017 Fixed Rate Securities and the 2017 Fixed Rate Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the 2017 Fixed Rate Securities and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the 2017 Fixed Rate Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of 2017 Fixed Rate Securities, the Company and the Trustee shall be entitled to amend the Indenture with respect to the 2017 Fixed Rate Securities or the 2017 Fixed Rate Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated 2017 Fixed Rate Securities in addition to or in place of certificated 2017 Fixed Rate Securities, or to add guarantees with respect to the 2017 Fixed Rate Securities or to secure the 2017 Fixed Rate Securities, or to add additional covenants with respect to the 2017 Fixed Rate Securities or surrender rights and powers conferred on the Company or the Subsidiary Guarantors with respect to the 2017 Fixed Rate Securities, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Holder of 2017 Fixed Rate Securities, or to provide for the issuance of Additional 2017 Fixed Rate Securities or to conform the text of the Indenture to any provision of the section entitled “Description of the notes” contained in the Prospectus.

14. Defaults and Remedies

     Under the Indenture, Events of Default with respect to the 2017 Fixed Rate Securities include (a) default for 30 days in payment of interest on the 2017 Fixed Rate Securities; (b) default in payment of principal on the 2017 Fixed Rate Securities at maturity, upon required redemption or repurchase, upon declaration or otherwise; (c) failure by the Company or any Restricted Subsidiary to comply with other agreements in the Indenture with respect to the 2017 Fixed Rate Securities or the 2017 Fixed Rate Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or any Restricted Subsidiary if the amount accelerated (or so unpaid) exceeds $250 million; (e) certain events of bankruptcy or insolvency with respect to the Company, a Subsidiary Guarantor or a Significant Subsidiary; (f) certain judgments or decrees for the payment of money in excess of $250 million; and (g) certain defaults with respect to a Subsidiary Guarantee with respect to the 2017 Fixed Rate Securities. If an Event of Default with respect to the 2017 Fixed Rate Securities occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the 2017 Fixed Rate Securities may declare all the 2017 Fixed Rate Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default

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which will result in the 2017 Fixed Rate Securities being due and payable immediately upon the occurrence of such Events of Default.

     Holders of 2017 Fixed Rate Securities may not enforce the Indenture with respect to the 2017 Fixed Rate Securities or the 2017 Fixed Rate Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the 2017 Fixed Rate Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the 2017 Fixed Rate Securities may direct the Trustee in its exercise of any trust or power with respect to the 2017 Fixed Rate Securities. The Trustee may withhold from Holders of 2017 Fixed Rate Securities notice of any continuing Default with respect to the 2017 Fixed Rate Securities (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders of 2017 Fixed Rate Securities.

15. Trustee Dealings with the Company

     Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of 2017 Fixed Rate Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16. No Recourse Against Others

     A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the 2017 Fixed Rate Securities or the Indenture with respect to the 2017 Fixed Rate Securities or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a 2017 Fixed Rate Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the 2017 Fixed Rate Securities.

17. Authentication

     This 2017 Fixed Rate Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this 2017 Fixed Rate Security.

18. Abbreviations

     Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

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19. CUSIP Numbers

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the 2017 Fixed Rate Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of 2017 Fixed Rate Securities. No representation is made as to the accuracy of such numbers either as printed on the 2017 Fixed Rate Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20. Governing Law

     THIS 2017 FIXED RATE SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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     The Company will furnish to any Holder of 2017 Fixed Rate Securities upon written request and without charge to such Holder a copy of the Indenture which has in it the text of this 2017 Fixed Rate Security in larger type. Requests may be made to:

Freeport McMoRan Copper & Gold Inc.
1615 Poydras Street
New Orleans, LA 70112

Attention: Treasurer

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ASSIGNMENT FORM

To assign this 2017 Fixed Rate Security, fill in the form below:

I or we assign and transfer this 2017 Fixed Rate Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint               agent to transfer this 2017 Fixed Rate Security on the books of the Company. The agent may substitute another to act for him.

______________________________________________________________________________________________________

Date: ___________________ Your Signature: _________________________

______________________________________________________________________________________________________
Sign exactly as your name appears on the other side of this 2017 Fixed Rate Security.

_________________________
Signature

Signature Guarantee:

_________________________ _________________________
Signature must be guaranteed Signature

     Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL 2017 FIXED RATE SECURITY

The following increases or decreases in this Global 2017 Fixed Rate Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global 2017 Fixed Rate Security	Amount of increase in Principal amount of this Global 2017 Fixed Rate Security	Principal amount of this Global 2017 Fixed Rate Security following such decrease or increase)	Signature of authorized officer of Trustee or Securities Custodian

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OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this 2017 Fixed Rate Security purchased by the Company pursuant to Section 4.05 or 4.06 of the Indenture, check the box:

     ☐ 4.05          ☐ 4.06

     ☐ If you want to elect to have only part of this 2017 Fixed Rate Security purchased by the Company pursuant to Section 4.05 or 4.06 of the Indenture, state the amount in principal amount: $•

Dated: ________________________	Your Signature: ________________________

(Sign exactly as your name appears on the other side of this 2017 Fixed Rate Security.)

Signature Guarantee: ___________________________________________________
                                                       (Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.